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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Polymer Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 POLYMER GROUP, INC.

NOTICE OF 2009 ANNUAL MEETING
AND PROXY STATEMENT

9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina 28269
United States of America

April 24, 2009

Dear Stockholder:

        You are cordially invited to attend the 2009 annual meeting of stockholders (the "Annual Meeting") of Polymer Group, Inc. ("PGI") to be held on May 22, 2009, at 10:00 a.m., local time, at the Charlotte City Club, 121 West Trade Street, Suite 3100, Charlotte, North Carolina.

        The Notice of Meeting, Proxy Statement and Proxy are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

        It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. I urge you to vote, sign, date, and return the Proxy in the enclosed postage-paid envelope as soon as possible, even if you plan to attend the Annual Meeting. Signing the enclosed Proxy will not prevent you from voting in person if you attend the Annual Meeting, but will assure that your vote is counted if you are unable to attend.

        We hope that you can attend the Annual Meeting. We appreciate your interest in and support of PGI.

Sincerely,
/s/ VERONICA M. HAGEN Veronica M. Hagen Chief Executive Officer

 POLYMER GROUP, INC.
9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina 28269

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2009

To the Stockholders of Polymer Group, Inc.:

        The 2009 annual meeting of the stockholders (the "Annual Meeting") of Polymer Group, Inc. will be held on May 22, 2009, at 10:00 a.m., local time, at the Charlotte City Club, 121 West Trade Street, Suite 3100, Charlotte, North Carolina, to consider and take action on the following matters:

  1.
  the election of Messrs. Betolaza, Hall, Hewitt, Ovenden, Patterson, and Volpe and Mses. Fessenden and Hagen to the Board of Directors for one-year terms or until their successors are duly elected and qualified;

  2.
  the approval of the Amended and Restated Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan;

  3.
  the approval of the Amended and Restated Polymer Group, Inc. 2004 Restricted Stock Plan; and

  4.
  the transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements.

        The Board of Directors fixed the close of business on March 27, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournments.

        You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please date, execute, and promptly mail the enclosed Proxy in the envelope provided (postage pre-paid if mailed in the United States) to assure your shares are represented at the Annual Meeting.

By Order of the Board of Directors,
/s/ DANIEL L. RIKARD Daniel L. Rikard Secretary

Charlotte, North Carolina
April 24, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE PROXY MATERIALS
FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 22, 2009

THIS PROXY STATEMENT IS AVAILABLE AT WWW.POLYMERGROUPINC.COM
(FOUND ON OUR INVESTOR RELATIONS PAGE).

YOUR VOTE IS IMPORTANT.
PLEASE EXECUTE AND RETURN PROMPTLY THE ENCLOSED
PROXY CARD IN THE ENVELOPE PROVIDED.

POLYMER GROUP, INC.
9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina 28269

PROXY STATEMENT

FOR 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2009

        This Proxy Statement is provided to the stockholders of Polymer Group, Inc. ("PGI," "we," "us," "our" or the "Company") in solicitation of proxies by PGI's Board of Directors (the "Board of Directors" or the "Board") for the 2009 annual meeting of stockholders (the "Annual Meeting") to be held on May 22, 2009, at 10:00 a.m., local time, at the Charlotte City Club, 121 West Trade Street, Suite 3100, Charlotte, North Carolina, and at any adjournments. We are first sending or giving this Proxy Statement and the enclosed Proxy to stockholders on or about April 24, 2009. The Board of Directors fixed the close of business on March 27, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments.

        When you sign and return the enclosed Proxy, the shares represented will be voted according to the directions noted on the enclosed Proxy. If no direction is indicated on the enclosed Proxy, the shares represented by the signed and returned Proxy will be voted FOR the election of directors; FOR the approval of the Amended and Restated Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan; and FOR the approval of the Amended and Restated Polymer Group, Inc. 2004 Restricted Stock Plan; and, with respect to any other business as may properly be brought before the Annual Meeting and any adjournments, in the discretion of the Proxy holders.

        Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you wish to do so. In addition, you may revoke your Proxy any time before it is voted by sending a written notice to our Secretary prior to the Annual Meeting or by submitting a later-dated Proxy that is received prior to the Annual Meeting.

        We have five authorized classes of common stock consisting of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock, each with a par value of $.01 per share (collectively referred to as the "Common Stock"). Each outstanding share of Common Stock entitles the holder to one vote. Holders are not entitled to vote fractional shares. On March 27, 2009, the record date, there were a total of 19,558,901 shares of Common Stock outstanding, consisting of 19,446,924 shares of Class A Common Stock, 87,658 shares of Class B Common Stock and 24,319 shares of Class C Common Stock. There are currently no shares of Class D Common Stock or Class E Common Stock outstanding.

        In addition, we have the authority to issue preferred stock, par value $.01 per share ("Preferred Stock") from time to time and in one or more series. As of the record date, there were no shares of Preferred Stock outstanding.

        The presence in person or by Proxy of the holders of a majority of the Common Stock outstanding shall constitute a quorum. Under Delaware law, abstentions are treated as present and entitled to vote and, therefore, are counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. If an executed Proxy is returned by a broker holding shares in street name and the Proxy indicates that the broker does not have discretionary authority to vote certain shares on one or more matters (otherwise known as a "broker non-vote"), these shares will be considered present but not entitled to vote and will be counted in determining the existence of a quorum. Broker non-vote shares will not be counted when we determine whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

 PROPOSAL 1

ELECTION OF DIRECTORS

        The Board of Directors is currently comprised of eight directors. Due to the resignation of Mr. Arias in May 2008, there is also one vacant seat on the Board, which the Board is leaving vacant at this time. Each of the nominees, except for Elizabeth Fessenden, Keith Hall, and Mark Patterson, was elected at the 2008 annual meeting of stockholders of Polymer Group, Inc., for which proxies were solicited. Mr. Patterson was elected by the Board effective May 22, 2008 to fill the vacancy created by the resignation of Lap Wai Chan. Effective December 10, 2008, the Board elected Mr. Hall to fill the vacancy created by the resignation of Wade Nesmith and elected Ms. Fessenden to fill the vacancy created by the resignation of Eugene Linden. Each director will serve a one-year term or until his or her successor is duly elected and qualified or until his or her death, resignation or removal in accordance with our Amended and Restated By-Laws. The Board expects all named director nominees to be available for election. In case any nominee is not available, the Proxy holders may vote for a substitute, unless the Board reduces the number of directors.

        Directors will be elected at the Annual Meeting by a plurality of the votes cast at the Annual Meeting by the holders of shares represented in person or by Proxy. There is no right to cumulative voting as to any matter, including the election of directors.

        The Board of Directors recommends a vote "FOR" the election of Mr. Ramon Betolaza, Ms. Elizabeth Fessenden, Ms. Veronica Hagen, Mr. Keith Hall, Mr. William Hewitt, Mr. James Ovenden, Mr. Mark Patterson, and Mr. Charles E. Volpe to the Board. See "Management—Nominees for Director" for information with respect to each of the foregoing nominees for director.

 PROPOSAL 2

AMENDED AND RESTATED POLYMER GROUP, INC.
2008 LONG-TERM STOCK INCENTIVE PLAN

        The Board of Directors recommends the stockholders approve the amended and restated Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan (the "Amended and Restated 2008 Stock Plan") to increase the number of shares of the Company's Class A Common Stock reserved for issuance from 425,000 to 1,075,000. The Board of Directors approved this amended and restated plan on March 26, 2009, subject to stockholder approval, and believes that it is in the best interests of the Company and its stockholders to amend and restate the plan to increase the shares of the Company's Class A Common Stock reserved for issuance. The stockholders originally approved the plan on May 22, 2008, at an annual meeting of stockholders.

        The proposed increase in the number of shares of Class A Common Stock that can be issued under the Amended and Restated 2008 Stock Plan is intended to allow the Company to continue to provide certain employees with incentives to contribute to the Company's performance, maximize stockholder value and otherwise contribute to the success of the Company and also to enhance the Company's ability to attract, reward and retain employees upon whose efforts the Company's success and future growth depends. As of March 26, 2009 and without considering the proposed increase in shares, approximately 45,947 shares of Class A Common Stock authorized to be issued under the original plan have been issued or are subject to currently outstanding awards, leaving 379,053 shares of Class A Common Stock available for future awards.

        The Amended and Restated 2008 Stock Plan also is intended to allow certain awards granted thereunder to meet the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code generally limits the Company's annual federal income tax deduction for compensation paid to certain executive officers to $1 million with respect to each such officer. However, compensation that qualifies as "performance-based compensation" under Section 162(m) is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and performance goals under which the awards will be paid are disclosed to and approved by the stockholders.

        Except as otherwise determined by the Board, the Compensation Committee of our Board of Directors administers the Amended and Restated 2008 Stock Plan. Grants are awarded under the Amended and Restated 2008 Stock Plan entirely in the discretion of the Compensation Committee. As a result, we are unable to determine at this time the future recipients, amounts and values of future benefits to be received under the Amended and Restated 2008 Stock Plan.

        The following is a summary of the material terms of the Amended and Restated 2008 Stock Plan, but it does not describe all of the provisions of the Amended and Restated 2008 Stock Plan. For further information, we refer you to the Amended and Restated 2008 Stock Plan, a copy of which is attached as Annex I to this Proxy Statement.

Summary of the Material Terms of the Amended and Restated 2008 Stock Plan

        Administration.    Except as otherwise determined by the Board, the Amended and Restated 2008 Stock Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the full authority to select the recipients of awards granted under the Amended and Restated 2008 Stock Plan, to determine the type and size of awards, and to determine and amend the terms, restrictions and conditions of awards. The Compensation Committee also has the full authority to construe and interpret the Amended and Restated 2008 Stock Plan and any related award agreement, to establish rules and regulations relating to the administration of the Amended and

Restated 2008 Stock Plan, to delegate administrative responsibilities, and to make all other determinations that may be necessary or advisable for the administration of the Amended and Restated 2008 Stock Plan.

        Eligibility.    Awards may be granted under the Amended and Restated 2008 Stock Plan to the employees of the Company and its subsidiaries. In each case, the Compensation Committee will determine the recipients of awards under the Amended and Restated 2008 Stock Plan. As of April 4, 2009, the Company had approximately 3,134 employees.

        Types of Awards.    Awards that may be granted under the Amended and Restated 2008 Stock Plan include incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards. At the discretion of the Compensation Committee, awards under the Amended and Restated 2008 Stock Plan may be "performance based" under Section 162(m) of the Code.

        Shares Subject to the Amended and Restated 2008 Stock Plan and Award Limits.    The number of shares of the Company's Class A Common Stock reserved for issuance under the Amended and Restated 2008 Stock Plan will be 1,075,000 (representing 5.5% of our currently outstanding Class A Common Stock), subject to adjustment as described below. The closing share price of the Company's Class A Common Stock as quoted on the OTC Bulletin Board on April 3, 2009 was $4.65. If shares of Class A Common Stock subject to an award under the Amended and Restated 2008 Stock Plan are tendered or withheld in payment of an exercise price or any applicable taxes, or if such shares are forfeited or the award is settled in cash or otherwise terminates for any reason without the issuance of such shares, those shares will be available for further awards under the Amended and Restated 2008 Stock Plan. No individual may be granted awards under the Amended and Restated 2008 Stock Plan with respect to an aggregate of more than 200,000 shares of Class A Common Stock during any calendar year. The maximum number of shares of Class A Common Stock that may be issued in the aggregate pursuant to incentive stock options under the Amended and Restated 2008 Stock Plan also will be 1,075,000.

        In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, or similar transaction or other change in corporate structure affecting the Company's Class A Common Stock, equitable adjustments and substitutions, as applicable, will be made by the Compensation Committee, including adjustments to the number of shares of Class A Common Stock which may be issued under the Amended and Restated 2008 Stock Plan and the number and price of shares of Class A Common Stock subject to outstanding awards.

        Stock Options.    Stock options may be granted under the Amended and Restated 2008 Stock Plan in the form of either incentive stock options intended to qualify under Section 422 of the Code or nonstatutory stock options. Stock options give the recipient an opportunity to purchase shares of the Company's Class A Common Stock from the Company at a designated exercise price.

        The exercise price of options granted under the Amended and Restated 2008 Stock Plan is determined at the discretion of the Compensation Committee, but the exercise price per share generally may not be less than the fair market value of a share of the Class A Common Stock on the grant date of the option. In the case of incentive stock options granted to any holder on the grant date of more than 10% (directly or by attribution through relatives or entities in which the holder has an ownership interest) of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation (a "10% Stockholder"), the exercise price per share may not be less than 110% of the fair market value of a share of Class A Common Stock on the grant date. Under the Amended and Restated 2008 Stock Plan, fair market value generally is based on the closing sale price of the Class A Common Stock on the grant date. The exercise price of an option may be paid in cash, or if permitted by the Compensation Committee, in shares of the Company's Class A Common Stock owned by the option holder or by other means the Company determines to be consistent with applicable law (including, for example, "cashless exercises").

        The Compensation Committee will establish the time period within which options must be exercised, but this period may not exceed ten years from the grant date of the option or, in the case of incentive stock options granted to a 10% Stockholder, five years from the grant date. Options may expire before the end of the option period if the option holder's employment terminates. Stock options will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. To the extent that the fair market value of incentive stock options (determined based on the fair market value on the grant date) that become exercisable by the option holder for the first time in a calendar year exceeds $100,000, such options generally will be deemed nonstatutory stock options.

        Options generally may not be transferred except by will or the laws of descent and distribution and options generally may be exercised during the lifetime of the option holder only by the option holder. However, the Compensation Committee, in its discretion, may permit the transfer of nonstatutory stock options.

        Stock Appreciation Rights.    Stock appreciation rights (or "SARs") allow a recipient to receive upon exercise an amount equal to the excess of the fair market value at that time of the shares of Class A Common Stock with respect to which the SARs are being exercised over the initial value assigned to such SARs. This amount may be payable in cash, shares of Class A Common Stock or a combination, as determined by the Compensation Committee. The initial value of SARs granted under the Amended and Restated 2008 Stock Plan is determined at the discretion of the Compensation Committee. However, the initial value per share of Class A Common Stock covered by the SARs may not be less than the fair market value of a share of the Company's Class A Common Stock on the grant date. For this purpose, fair market value generally is determined on the same basis as described above with respect to stock options.

        SARs may be granted independently or in tandem with stock options. The Compensation Committee will establish the time period within which SARs must be exercised, but this period may not exceed ten years from the grant date of the SARs. SARs granted in tandem with stock options must have the same term as the options to which they relate. SARs may expire before the end of the exercise period if the recipient's employment terminates. SARs will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. However, SARs granted in tandem with stock options may be exercised only with respect to the shares of Class A Common Stock for which their related stock options are then exercisable. The exercise of either options or SARs that are granted in tandem will result in the termination of the other to the extent of the number of shares of Class A Common Stock with respect to which such options or SARs are exercised.

        Unless otherwise provided by the Compensation Committee, SARs generally may not be transferred except by will or the laws of descent and distribution and SARs generally may be exercised during the lifetime of the recipient only by the recipient.

        Restricted Stock and Restricted Stock Units.    Restricted stock is an award of shares of the Company's Class A Common Stock that is subject to restrictions and such other terms and conditions as the Compensation Committee determines. Restricted stock units represent the right to receive shares of Class A Common Stock or the value of shares of Class A Common Stock in the future, but no shares are actually awarded to recipients on the grant date. Once applicable restrictions lapse or have been satisfied, restricted stock units may be payable in cash, shares of Class A Common Stock or a combination thereof, as specified by the Compensation Committee.

        The Compensation Committee will determine the restrictions applicable to the award, which can include restrictions based on achievement of financial or other business objectives (including objective performance goals as described below), the occurrence of a specific event, continued service for a period of time or other time-based restrictions. The Compensation Committee also will determine the purchase price, if any, to be paid for the restricted stock or restricted stock units. Restricted stock units are not transferable and restricted stock generally may not be transferred until all restrictions applicable to the award have lapsed or been satisfied.

        If the recipient of restricted stock or restricted stock units ceases to be employed by the Company or its subsidiaries, all shares of Class A Common Stock or restricted stock units, as the case may be, that are still subject to restrictions generally will be forfeited except in certain cases specified by the Compensation Committee.

        A recipient of restricted stock generally will have certain rights and privileges of a stockholder, including the right to vote the shares of restricted stock and to receive dividends, if any (although the Compensation Committee may require that any dividends be reinvested in additional shares of restricted stock). A recipient of restricted stock units will not have any voting or other stockholder rights, but if a dividend is declared on the Class A Common Stock, the Compensation Committee may determine that recipients will receive dividend equivalents.

        Stock Awards.    The Compensation Committee may grant other types of stock awards that involve the issuance of shares of Class A Common Stock or that are valued by reference to shares of Class A Common Stock. The terms and conditions applicable to such stock awards will be determined by the Compensation Committee in its discretion.

        Performance Awards.    In some cases, the Compensation Committee may intend a grant of restricted stock, restricted stock units or a stock award qualify as performance-based compensation under Section 162(m) of the Code. As noted above, Section 162(m) of the Code generally limits the Company's annual federal income tax deduction for compensation paid to certain executive officers to $1 million with respect to each such officer. However, compensation that qualifies as "performance-based compensation" under Section 162(m) is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and performance goals under which the awards will be paid are disclosed to and approved by the stockholders. Accordingly, the Board of Directors is seeking stockholder approval of this Amended and Restated 2008 Stock Plan in part to satisfy the requirements of Section 162(m) of the Code.

        For performance awards, the Compensation Committee will establish in writing the performance goals upon which the performance award is contingent, the period over which such goals will be measured and any other applicable conditions. These terms must be established within 90 days after the beginning of the applicable period (or, if earlier, by the date on which 25% of the period has been completed).

        The performance goals established by the Compensation Committee must be objectively determinable and will be based on one or more of the following: (a) stock price; (b) earnings per share (basic or diluted); (c) net income; (d) pre-tax operating income; (e) earnings (including after-tax earnings or earnings before or after any one or more of interest, taxes, depreciation and amortization) or a multiple of earnings; (f) profits (including gross or net profits; after-tax profits or pre-tax profits); (g) revenues; (h) revenue growth; (i) cash flow, free cash flow, cash flow return on investment, or net cash flow; (j) gross margins; (k) financial return ratios; (l) stockholder return; (m) return on equity; (n) return on investment; (o) return on assets; (p) return on net assets; (q) return on capital; (r) reduction of debt; (s) debt rating; (t) debt to equity ratio; (u) debt to capitalization ratio; (v) consummation of debt offerings; (w) consummation of equity offerings; (x) sales; (y) expense reduction levels; (z) growth in assets, sales or market share; (aa) share count reduction; and

(bb) strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, customer satisfaction goals, cost targets, safety goals, or goals relating to acquisitions or divestitures. Performance goals may be expressed by reference to: (1) one or more divisions, business units or subsidiaries; (2) the Company and/or its subsidiaries as a whole; or (3) any combination of the foregoing. Performance goals also may be expressed by reference to the participant's individual performance with respect to any of the criteria. Performance goals may be expressed in such form as the Compensation Committee determines, including either in absolute or relative terms (including by relative comparison to other companies or other external measures), in percentages, in terms of growth over time or otherwise. Performance goals do not have to be based on an increase or positive result and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). The Compensation Committee may specify that the performance goals shall be determined either before or after taxes and shall be adjusted to exclude items such as: (A) asset write-downs or impairment charges; (B) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, refinancing/restructuring of short term and/or long term debt, or other extraordinary non-recurring items; (C) litigation or claim expenses, judgments or settlements; and (D) changes in accounting principles or tax laws or other laws or provisions affecting reported results. The Compensation Committee also can establish subjective performance goals, but the subjective performance goals generally may be used only to reduce (and not increase) awards to certain executive officers. The Compensation Committee generally cannot waive the performance goal requirements except in the case of the death or disability of the recipient or as otherwise provided under the Amended and Restated 2008 Stock Plan in the event of a change in control (as described below). The Compensation Committee may, in its discretion, grant awards that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

        Change in Control.    In the event of a change in control (as defined in the Amended and Restated 2008 Stock Plan) of the Company, all outstanding stock options and SARs will become fully vested and exercisable. In addition, in the event of certain mergers or consolidations of the Company (as described in the Amended and Restated 2008 Stock Plan), the Compensation Committee may, in its discretion, cancel any or all outstanding stock options or SARs in exchange for a cash payment to the holders of such awards equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their stock options and SARs had been fully exercised immediately prior to such transaction (assuming for this purpose that the SARs otherwise were to be settled in shares of Class A Common Stock), less (in the case of stock options) the aggregate exercise price that would have been payable by the holder. If no such amount would be payable, the Compensation Committee may cancel any or all such stock options and SARs for no consideration or payment of any kind.

        In the event of a change in control (as defined in the Amended and Restated 2008 Stock Plan), all outstanding restricted stock, restricted stock units and other stock awards (including those that have been designated as performance compensation) also will fully vest with all restrictions and conditions related thereto being deemed satisfied.

        Amendment, Suspension or Termination.    The Board of Directors may at any time amend, suspend or terminate the Amended and Restated 2008 Stock Plan in whole or in part for any purpose, but such action may be subject to stockholder approval if: (1) it is necessary to comply with the Code, the Securities Exchange Act of 1934, as amended, securities exchange listing requirements or other legal or regulatory requirements; (2) the action is intended to allow the exercise price of outstanding stock options to be reduced by repricing or replacing such options; or (3) the Board determines that stockholder approval is otherwise desirable. Unless terminated earlier, the Amended and Restated 2008 Stock Plan will terminate ten years from the adoption of the original plan by the Board of Directors. The Compensation Committee also may amend the terms of an outstanding award. Generally, no amendment, suspension or termination of the Amended and Restated 2008 Stock Plan (or amendment of an outstanding award) may adversely affect in any material way the rights of the holder of any outstanding award without his or her consent. However, the Board may amend the Amended and Restated 2008 Stock Plan and/or the Compensation Committee may amend any outstanding award without obtaining a participant's consent if it deems the amendment necessary or advisable to comply with applicable law, including reforming the terms of an outstanding award to comply with or meet an exemption from Section 409A of the Code.

Certain Federal Income Tax Consequences

        The following is a brief summary of certain federal income tax consequences that generally apply under the Code with respect to grants made under the Amended and Restated 2008 Stock Plan. These rules are highly technical and this summary is based on current laws and regulations that may change in the future. This summary is not intended to be exhaustive and does not describe a number of special tax rules, including any foreign, state or local tax consequences, wage withholding requirements or various other rules that could apply to a particular individual or to the Company under certain circumstances. Because federal income tax consequences will vary as a result of individual circumstances, participants should consult their personal tax advisor with regards to the tax consequences of participating in the Amended and Restated 2008 Stock Plan. In addition, this summary assumes that all awards are exempt from, or comply with, Section 409A of the Code regarding nonqualified deferred compensation and, therefore, we do not describe the rules that apply if an award does not comply with Section 409A.

        Nonstatutory Stock Options.    The grant of nonstatutory stock options should have no federal income tax consequences to the Company or the option holder. Upon the exercise of a nonstatutory stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income. In the event of the disposition of the acquired shares, any additional gain (or loss) generally will be taxed to the option holder as either short-term or long-term capital gain (or loss) depending on how long the shares were held.

        Incentive Stock Options.    The grant and exercise of incentive stock options should have no federal income tax consequences to the Company. The grant and exercise of incentive stock options generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an incentive stock option, the option holder treats the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.

        If the option holder retains the shares of Class A Common Stock acquired upon the exercise of an incentive stock option for at least two years following the grant date of the option and one year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. The Company will not be entitled to any tax deduction in such case. If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the Class A Common Stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount received on disposition of the shares) over the exercise price. The Company will be entitled to a corresponding tax deduction in the same amount. Any additional gain (or loss) realized by the option holder on the disposition of the Class A Common Stock will be taxed as short-term or long-term capital gain (or loss), as applicable.

        Stock Appreciation Rights.    The grant of SARs should have no federal income tax consequences to the Company or the recipient. Upon the exercise of SARs, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income.

        Restricted Stock.    There generally should not be any federal income tax consequences to the Company or the recipient upon the grant of restricted stock. The recipient normally will recognize ordinary income when shares of restricted stock vest (which means that the shares are no longer subject to a substantial risk of forfeiture) or become transferable, whichever occurs first. However, a recipient instead may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock). The Company generally will be entitled to a corresponding tax deduction (subject to limitations under Section 162(m) of the Code). If the recipient subsequently disposes of the shares of Class A Common Stock, any additional gain (or loss) should be eligible for short-term or long-term capital gain tax treatment, depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an "83(b) election" and then forfeits the shares of Class A Common Stock, the recipient normally will not be entitled to any tax deduction or refund with respect to the tax already paid.

        Restricted Stock Units.    The grant of restricted stock units should not have any federal income tax consequences to the Company or the recipient. When the restricted stock units vest and become payable, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income (subject to limitations under Section 162(m) of the Code).

        Other Stock Awards.    The federal income tax consequences of other stock awards will depend on the form of such awards.

        Section 162(m).    As discussed above, Section 162(m) of the Code generally limits the Company's annual federal income tax deduction for compensation paid to certain executive officers to $1 million with respect to each such officer. However, compensation that qualifies as "performance-based compensation" under Section 162(m) is not subject to this deduction limit. The Company intends that future grants of stock options, stock appreciation rights and performance awards granted to covered employees generally should qualify as "performance-based" compensation that will not be subject to the Section 162(m) deduction limit.

Vote Required

        In order to be approved, the Amended and Restated Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan must receive the affirmative vote of a majority of the votes cast by the eligible shares represented in person or by proxy at the meeting.

        The Board of Directors recommends a vote "FOR" the approval of the Amended and Restated Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan to increase the number of shares of the Company's Class A Common Stock reserved for issuance.

 PROPOSAL 3

AMENDED AND RESTATED POLYMER GROUP, INC.
2004 RESTRICTED STOCK PLAN

        The Board of Directors recommends the stockholders approve the amended and restated Polymer Group, Inc. 2004 Restricted Stock Plan (the "Amended and Restated 2004 Restricted Plan") to increase the number of shares of the Company's Class A Common Stock reserved for issuance from 200,000 shares to 300,000 shares. The Board of Directors approved this amended and restated plan on March 26, 2009, subject to stockholder approval, and believes that it is in the best interests of the Company and its stockholders to amend and restate the plan to increase the shares of the Company's Class A Common Stock reserved for issuance. The stockholders originally approved the plan on May 5, 2004, at an annual meeting of stockholders.

        The Amended and Restated 2004 Restricted Plan provides for grants of restricted stock primarily to non-employee directors of the Company. The proposed increase in the number of shares of Class A Common Stock reserved for issuance under the Amended and Restated 2004 Restricted Plan is intended to secure adequate shares so that the Company can continue to provide these individuals with incentives to maximize stockholder value and otherwise contribute to the success of the Company and to enable us to attract, retain and reward the best available persons to serve as directors. As of March 26, 2009 and without considering the proposed increase in shares, approximately 186,551 shares of Class A Common Stock authorized to be issued under the original plan have been issued or are subject to currently outstanding awards, leaving 13,449 shares of Class A Common Stock available for future awards.

        The following is a summary of the material terms of the Amended and Restated 2004 Restricted Plan, but does not describe all of the provisions of the plan. For further information about the plan, we refer you to the Amended and Restated 2004 Restricted Plan, a copy of which is attached as Annex II to this proxy statement.

Summary of the Material Terms of the Amended and Restated 2004 Restricted Plan

        Administration.    The Restricted Stock Committee of our Board of Directors, which consists of at least two directors who are not entitled to receive grants under the Amended and Restated 2004 Restricted Plan, administers the Amended and Restated 2004 Restricted Plan. Our Board also has the authority to administer the Amended and Restated 2004 Restricted Plan and to take all actions that the Restricted Stock Committee is otherwise authorized to take under the Amended and Restated 2004 Restricted Plan. Grants will be awarded under the Amended and Restated 2004 Restricted Plan entirely in the discretion of the Restricted Stock Committee. As a result, we are unable to determine at this time the amounts and values of future benefits to be received under to the Amended and Restated 2004 Restricted Plan.

        Eligibility.    The Amended and Restated 2004 Restricted Plan, according to its terms, allows grants to all directors of the Company and its subsidiaries. We currently intend that only non-employee directors of the Company will receive future grants under the plan, and, in each case, the Restricted Stock Committee will select the actual grantees. As of April 4, 2009, 7 of our 8 directors were non-employee directors.

        Restricted Stock.    Under the Amended and Restated 2004 Restricted Plan, the Restricted Stock Committee may award restricted stock subject to the conditions and restrictions, and for the duration, which will generally be at least six months, that it determines in its discretion. A grantee will be required to pay the Company at least the aggregate par value of any shares of restricted stock within 10 days of the date of grant, unless the shares are treasury shares. Except as otherwise provided by the Restricted Stock Committee, during the restricted period, the participant will have all of the rights of a holder of Class A Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant's restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

        Unless the Restricted Stock Committee determines otherwise, each non-employee director of the Company that is also not affiliated with certain Exempt Persons (as defined in the plan), shall be entitled to receive a grant of restricted shares each fiscal quarter, beginning with the fiscal quarter ending April 3, 2004. The number of shares to be granted will be based on the formula of (x) $2,500 divided by (y) the average closing price of the Class A Common Stock for each trading day in the 15 trading day period ending on the last day of each fiscal quarter. Each grant will be made promptly after the end of such fiscal quarter.

        Further, unless the Restricted Stock Committee determines otherwise, all restrictions on a grantee's restricted stock will lapse immediately prior to the consummation of a change in control of the Company or when the grantee ceases to be a director of the Company due to death, disability or retirement (within the meaning of the Amended and Restated 2004 Restricted Plan). If the grantee ceases to be a director for any other reason, all of the grantee's restricted stock which has not vested will be forfeited immediately.

        Transferability of Awards.    Unless the Restricted Stock Committee determines otherwise, no award made under the Amended and Restated 2004 Restricted Plan will be transferable other than by will or the laws of descent and distribution or to a grantee's family member by gift or a qualified domestic relations order.

        Shares subject to the Amended and Restated 2004 Restricted Plan.    A total of 300,000 shares of our Class A Common Stock, representing 1.5% of our currently outstanding Class A Common Stock, will be available for issuance under the Amended and Restated 2004 Restricted Plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure of the Company or the outstanding shares of Class A Common Stock. In the event of any of these occurrences, the Restricted Stock Committee may make any adjustments it considers appropriate to, among other things, the number and kind of shares or other property available for issuance under the Amended and Restated 2004 Restricted Plan or covered by grants previously made under the plan. If any grant under the Amended and Restated 2004 Restricted Plan is forfeited, then such forfeited shares shall thereafter be available for further grants under the plan. The shares available for issuance under the Amended and Restated 2004 Restricted Plan may be, in whole or in part, authorized and unissued or held as treasury shares. As of April 3, 2009, the closing price of the Class A Common Stock as quoted on the OTC Bulletin Board was $4.65 per share.

        Amendment and Termination of the Amended and Restated 2004 Restricted Plan.    The Board or Restricted Stock Committee may amend or terminate the Amended and Restated 2004 Restricted Plan in its discretion, except that no amendment will become effective without prior approval of the Company's stockholders if such approval is necessary for continued compliance with any stock exchange listing requirements. Furthermore, any termination may not materially and adversely affect any rights or obligations of a participant with respect to an outstanding restricted stock grant under the Amended and Restated 2004 Restricted Plan without the affected participant's consent. If not previously terminated by the Board or the Restricted Stock Committee, the Amended and Restated 2004 Restricted Plan will terminate at the close of business on January 1, 2014.

Certain Federal Income Tax Consequences

        The following is a brief summary of certain federal income tax consequences that generally apply under the Internal Revenue Code with respect to grants made under the Amended and Restated 2004 Restricted Plan. These rules are highly technical and this summary is based on current laws and regulations that may change in the future. This summary is not intended to be exhaustive and does not describe a number of special tax rules, including any foreign, state or local tax consequences, or various other rules that could apply to a particular individual or to the Company under certain circumstances. Because federal income tax consequences will vary as a result of individual circumstances, participants should consult their personal tax advisor with regards to the tax consequences of participating in the Amended and Restated 2004 Restricted Plan.

        There generally should not be any federal income tax consequences to the Company or the participant upon the grant of restricted stock. The participant normally will recognize ordinary income when shares of restricted stock vest (which means that the shares are no longer subject to a substantial risk of forfeiture) or become transferable, whichever occurs first. However, a participant instead may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the participant will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock). The Company generally will be entitled to a corresponding tax deduction. If the participant subsequently disposes of the shares of Class A Common Stock, any additional gain (or loss) should be eligible for short-term or long-term capital gain tax treatment, depending on how long the shares were held after the ordinary income was recognized. If a participant makes an "83(b) election" and then forfeits the shares of Class A Common Stock, the participant normally will not be entitled to any tax deduction or refund with respect to the tax already paid.

Vote Required

        In order to be approved, the Amended and Restated Polymer Group, Inc. 2004 Restricted Stock Plan must receive the affirmative vote of a majority of the votes cast by the eligible shares represented in person or by proxy at the meeting.

        The Board of Directors recommends a vote "FOR" the approval of the Amended and Restated Polymer Group, Inc. 2004 Restricted Stock Plan to increase the number of shares of the Company's Class A Common Stock reserved for issuance.

OTHER BUSINESS

        As of the date of this Proxy Statement, we have no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, the Proxies will be voted in the discretion of the Proxy holders.

 MANAGEMENT

        The following sets forth information about each nominee for director and each executive officer of the Company, including age, principal occupation and employment during the past five years, directorships in other publicly held companies, membership on committees of the Board of Directors and period of service as a director of the Company. Messrs. Betolaza, Hewitt and Patterson have been designated by MatlinPatterson Global Opportunities Partners pursuant to the Shareholders Agreement currently in effect. See "Transactions with Related Persons" for more information regarding the Shareholders Agreement.

Nominees for Director

        Ramon Betolaza, 39, has served as a director since March 5, 2003. Mr. Betolaza presently is a Partner in MatlinPatterson Global Advisers LLC and has served in that capacity since its inception in July 2002.

        Elizabeth A. Fessenden, 54, has served as a director since December 10, 2008. Ms. Fessenden is the founder of Fessenden Associates LLC, a general management consulting firm she established in 2008. From 2005 to 2007, Ms. Fessenden was a Principal on the Operations Team of American Capital, Ltd. Prior to that, she served in various executive roles with Alcoa, Inc. from 1977 to 2005, including, most recently, President of Alcoa's worldwide, flexible packaging business.

        Veronica M. Hagen, 63, has served as a director and Chief Executive Officer of the Company since April 23, 2007. Prior to joining the Company, Ms. Hagen served as the President and Chief Executive Officer of Sappi Fine Paper North America, a $1.4 billion division of the South African-based Sappi Limited, since November 2004. Prior to working for Sappi, Ms. Hagen served in various executive roles with Alcoa Inc. since 1998, including Chief Customer Officer from 2003 to 2004 and President, Alcoa Engineered Products from 2001 to 2003. Ms. Hagen also serves as a director of Newmont Mining Corporation and Southern Company.

        Keith B. Hall, 55, has served as a director since December 10, 2008. Mr. Hall retired as Senior Vice President and Chief Financial Officer from LendingTree, LLC in 2007 where he was employed since 1999. Mr. Hall also serves as a director of MTM Technologies, Inc.

        William B. Hewitt, 70, has served as a director since March 5, 2003 and as Chairman of the Board of Directors since April 2, 2003. Mr. Hewitt also served as our Interim Chief Executive Officer from September 21, 2006 through April 22, 2007. Mr. Hewitt previously served as Chairman of the Board of Global Vantedge, a credit and receivables management firm, and was associated with Global Vantedge since November 2002 until its sale in 2007.

        James A. Ovenden, 46, has served as a director since March 5, 2003. Mr. Ovenden was a founding principal of OTO Development, Inc. and retired as CFO effective December 31, 2007. Prior to that, he served as the Chief Financial Officer, Secretary and Treasurer of Extended Stay America, Inc. from January 2004 until May 2004, when the company was sold. Mr. Ovenden is also the principal consultant with CFO Solutions of SC, LLC, a financial consulting business for middle market companies requiring credit restructuring advisory services. Mr. Ovenden also serves as a director of Insight Health Services Holdings Corp.

        Mark R. Patterson, 57, has served as a director since May 22, 2008 and previously served as a director from December 20, 2006 to September 12, 2007. Mr. Patterson presently serves as the Chairman of MatlinPatterson Global Advisers LLC, which he co-founded in 2002 in a spin-off from Credit Suisse First Boston. Mr. Patterson also serves as a director of Broadpoint Securities Group, Inc. and FlagStar Bancorp, Inc.

        Charles E. Volpe, 71, has served as a director since May 23, 2006. Mr. Volpe is the retired President and Chief Operating Officer of KEMET Corporation. He served as a director of KEMET Corporation until 2006.

Executive Officers

Name	Age	Office	Period Held
Veronica M. Hagen	63	Chief Executive Officer	2007 – present
		President and Chief Executive Officer,	2004 – 2007
Sappi Fine Paper North America
		Chief Customer Officer, Alcoa Inc.	2003 – 2004
Robert J. Kocourek	55	Chief Financial Officer	2008 – present
		Vice President & Chief Accounting Officer	2007 – 2008
		Vice President, Corporate Finance & Treasurer	2006 – 2007
		Independent Financial Consultant	2003 – 2006
Michael W. Hale	59	Vice President & Chief Operating Officer	2007 – present
		Vice President & General Manager, U.S. Nonwovens	2003 – 2007

Information About the Board of Directors

        The Board of Directors held eleven (11) meetings (exclusive of committee meetings and update teleconferences) during fiscal 2008. The Board of Directors has established a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee, a Restricted Stock Committee, and a Capital Projects Committee. The functions and current members of these committees are noted below. Each current member of the Board of Directors attended 75% or more of the Board of Directors meetings held during fiscal 2008 and any meetings of committees on which they served. We encourage our directors to attend the Annual Meeting. All directors then in office attended our 2008 Annual Meeting.

        Compensation Committee.    The Compensation Committee of the Board of Directors currently consists of Messrs. Volpe (Chair) and Hewitt and Ms. Fessenden. The Compensation Committee, among other duties, establishes, approves, and reviews our executive compensation strategy and the individual elements of total compensation for our executive officers. The Compensation Committee also reviews and recommends to the Board of Directors the compensation program for non-employee directors. The Board has adopted a Compensation Committee Charter that can be found on the Investor Relations page of our publicly-available website (www.polymergroupinc.com). Pursuant to its charter, the Compensation Committee may delegate its authority and responsibilities to such of its members or subcommittees as the Compensation Committee deems appropriate. The Compensation Committee met five times during fiscal 2008. All members of the Compensation Committee are independent under the rules and regulations of the SEC and NYSE.

        The Compensation Committee has not engaged a compensation consultant to make compensation recommendations or to assist in the determination of executive or director compensation. Management engaged Towers, Perrin, Forster & Crosby, Inc. to provide compensation consultant services in the Fall 2007, to review our compensation program, and to provide access to its proprietary database of anonymous subscriber compensation data. During fiscal 2008, management also provided the Compensation Committee with CEO compensation data prepared by the consulting firms of Watson Wyatt and Equilar (for more details see "Compensation Discussion & Analysis" section below).

        Audit Committee.    The Audit Committee of the Board of Directors currently consists of Messrs. Ovenden (Chair), Hall and Hewitt. The Audit Committee, among other duties, employs the independent auditors, pre-approves all services performed by the independent auditors, reviews our internal and external financial reporting, reviews the scope of the independent audit, considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments, reviews services provided by the independent auditors and other disclosed relationships as they bear on the independence of the independent auditors, and reviews reports and disclosures of insider and affiliated party transactions. The Board has adopted an Audit Committee Charter that can be found on the Investor Relations page of our publicly-available website (www.polymergroupinc.com). The Audit Committee held six meetings during fiscal 2008. The Board has determined that Mr. Ovenden is the "audit committee financial expert" serving on the Audit Committee within the meaning of the applicable SEC rules and regulations. All members of the Audit Committee are independent within the meaning of the NYSE listing standards and meet the requirements of SEC Rule 10A-3 applicable to Audit Committee members.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee (the "Nominating Committee") currently consists of Ms. Fessenden (Chair) and Messrs. Patterson and Volpe. The Nominating Committee, among other duties, assists the Board by identifying individuals qualified to become Board members, recommends individuals to the Board for nomination as members of the Board and its committees, leads the Board in its annual review of the Board's performance, and develops and recommends to the Board a set of corporate governance guidelines applicable to us. The Board has adopted a Nominating and Corporate Governance Committee Charter and Nominating and Corporate Governance Guidelines that can be found on the Investor Relations page of our publicly-available website (www.polymergroupinc.com). The Nominating Committee held two meetings during fiscal 2008. Nominating Committee members also led the search process that resulted in nominating Ms. Fessenden and Mr. Hall as new directors last year. The Board has determined that Mr. Patterson is not an independent director under the rules and regulations of the SEC and NYSE (see "Director Independence" below).

        A stockholder who wishes to recommend a prospective nominee for the Board should notify our Secretary in writing and include such supporting material the stockholder considers appropriate in compliance with our Amended and Restated By-Laws. The Nominating Committee will review the stockholder's submission and will make a recommendation to the Board as to whether the Board should consider nominating any person nominated by a stockholder pursuant to the provisions of our Amended and Restated By-Laws relating to stockholder nominations and consistent with the restrictions of the Shareholders Agreement.

        Once the Nominating Committee has identified a prospective nominee, it makes an initial determination whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Nominating Committee with the recommendation of the prospective candidate, as well as the Nominating Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating Committee determines that additional consideration is warranted, it may engage a third-party search firm to gather additional information about the prospective nominee's background and experience and to report its findings to the Nominating Committee. The Nominating Committee evaluates the prospective nominee against certain standards and qualifications, including, the qualifications for directors set forth in the Nominating and Corporate Governance Guidelines and such other factors as it deems appropriate. These other factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

        The Nominating Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Board, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating Committee makes its recommendation to the full Board, which is responsible for making the final determination as to nominees.

        Restricted Stock Committee.    The Restricted Stock Committee currently consists of Messrs. Betolaza and Patterson. The Restricted Stock Committee was established to make decisions under our 2004 Restricted Stock Plan, which allows for grants of restricted stock to our directors.

        Capital Projects Committee.    The Capital Projects Committee currently consists of Messrs. Hall (Chair) and Ovenden, and Ms. Fessenden. The Capital Projects Committee was established by the Board in December 2008 to assist and advise management on development and review of significant capital projects and successful deployment of our capital resources.

        Director Independence.    The Nominating Committee reviewed director independence in March 2009. During this review, the committee relied on the Nominating and Corporate Governance Guidelines and considered, among other things, transactions and relationships between each director or any member of his or her immediate family and us and our subsidiaries and affiliates. The committee also considered transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Disclosure must include any transactions, relationships or arrangements (other than related party transactions) considered by the Board under the applicable independence definitions when determining that the directors are independent.

        As a result of this review, the Board affirmatively determined that, of the directors nominated for election at the Annual Meeting, Messrs. Hall, Hewitt, Ovenden, and Volpe, and Ms. Fessenden are independent of the Company and our management within the meaning of the applicable rules and regulations of the SEC and NYSE. Messrs. Betolaza and Patterson are considered non-independent outside directors because of their affiliation with MatlinPatterson Global Advisers LLC, an affiliate of our controlling stockholder. Ms. Hagen lacks independence because she is an executive officer of the Company.

Stockholder Communication with the Board of Directors

        Stockholders and other parties interested in communicating directly with the Chairman of the Board or with the directors as a group may do so by writing to Chairman, Polymer Group, Inc., 9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina 28269. Our Secretary will regularly forward to the Board a summary and copies of all such correspondence that, in his opinion, deals with the functions of the Board or committees or otherwise requires their attention. Directors may at any time review a log of all correspondence that we receive that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater-than-ten percent beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon a review of the copies of such forms furnished to us, or written representations that no such filings were required, we believe that during the period from December 30, 2007 through January 3, 2009, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten percent beneficial owners were complied with, other than the following late Form 4 filings: two for Mr. Hale and one for Mr. Kocourek.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee are Messrs. Hewitt and Volpe, and Ms. Fessenden. From the beginning of our last fiscal year to present, none of these Compensation Committee members served as officers or employees of the Company. In addition, none of our executive officers served on the compensation committee or board of a company that employed any of our current Compensation Committee members or members of our Board of Directors.

Audit Committee Report

        The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

        The charter of the Audit Committee specifies that the purpose of the Committee is to assist the Board in its oversight of:

  •
  the integrity of our financial statements;

  •
  our compliance with legal and regulatory requirements;

  •
  the qualifications and independence of our independent auditors; and

  •
  the performance of our internal audit function and the independent auditors.

In carrying out these responsibilities, the Audit Committee, among other things:

  •
  oversees the preparation of quarterly and annual financial reports by our management;

  •
  supervises the relationship between us and our independent auditors, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; and approving all non-audit services;

  •
  evaluates and confirms the independence of the independent auditors;

  •
  oversees management's implementation and maintenance of effective systems of internal controls over financial reporting and disclosure controls; and

  •
  reviews our policies and procedures regarding compliance with our Code of Conduct and Business Principles and applicable laws and regulations, including our procedures for handling complaints.

        The Audit Committee met six times during fiscal 2008. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee's meetings include, at least annually, separate executive sessions with the Company's management, internal auditors and the independent auditors.

        As part of its oversight of our financial statements, the Audit Committee reviews and discusses with both management and our independent auditors all annual and quarterly financial statements prior to their issuance. During fiscal 2008, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure matters with the Audit Committee. The Audit Committee has discussed with the independent auditors the matters required to be discussed pursuant to Statements on Auditing Standards No. 61 (Communication with Audit Committees), including an overview of the plan, scope, and timing of the audit, the quality of our accounting principles, the representations that have been requested from management, the reasonableness of significant judgments and estimates and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Grant Thornton LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letters from Grant Thornton LLP to the Audit Committee pursuant to PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence).

        In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal controls over financial reporting and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of our internal control system and our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

        Taking all of these reviews and discussions into account, the undersigned Audit Committee members recommended to the Board that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended January 3, 2009, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors
James A. Ovenden, Chair Keith B. Hall William B. Hewitt

Independent Public Accountants

        Grant Thornton LLP audited our consolidated financial statements for the fiscal years ended December 29, 2007 and January 3, 2009. The decision to engage Grant Thornton LLP was made by the Audit Committee in accordance with its Charter. We expect representatives of Grant Thornton LLP to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

        The following table sets forth the aggregate fees of Grant Thornton LLP for 2007 and 2008, as well as all "out of pocket" costs incurred in connection with their services. The nature of the services provided in each category is described in the notes to the table.

	Grant Thornton LLP
	Fiscal 2007	Fiscal 2008
Audit Fees(1)	$2,294,366	$1,873,136
Audit-Related Fees(2)	7,500	8,700
Tax Fees(3)	158,470	0
All Other Fees(4)	0	0

(1)
Audit Fees consist of fees billed or expected to be billed for the fiscal years ended December 29, 2007 and January 3, 2009 related to (i) professional services rendered for the audit of our annual financial statements, (ii) reviews of our unaudited quarterly financial statements, (iii) the audit of our internal control over financial reporting, (iv) statutory audits, and (v) in fiscal 2007, comfort letters and documents filed with the SEC.

(2)
Audit-Related Fees consist of assurance and related professional services, which for fiscal 2007 and 2008 included services rendered for the audit of the Company's employee benefit plans.

(3)
Tax Fees consist of professional services rendered for tax compliance, tax advice and tax planning. The fiscal 2007 fees are primarily related to assistance with preparation of the Company's tax returns.

(4)
All Other Fees consist of services rendered, other than for the services described under the headings "Audit Fees," "Audit-Related Fees" and "Tax Fees" above.

        All audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Grant Thornton LLP was compatible with the maintenance of the independence of the firm in the conduct of its auditing functions. The Audit Committee's Audit Policies provide for pre-approval of all audit, audit-related and tax services and, in addition, individual engagements must be separately approved. These policies authorize the Audit Committee to delegate to one or more of its members with pre-approved authority regarding permitted services.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

        The following information with respect to the outstanding shares of voting securities of the Company beneficially owned by each director and nominee for director of the Company, the Chief Executive Officer and the other most highly compensated officers, all beneficial owners of more than five percent of each class of Common Stock known to the Company and the directors and officers as a group is furnished as of March 27, 2009, except as otherwise indicated.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Class A Common Stock	MatlinPatterson Global Opportunities Partners, L.P. 520 Madison Avenue New York, New York 10022	13,596,921	(3)	69.9
	Ramon Betolaza 520 Madison Avenue New York, New York 10022	13,596,921	(4)	69.9
	Mark R. Patterson 520 Madison Avenue New York, New York 10022	13,596,921	(4)	69.9
	Elizabeth A. Fessenden	8,918		*
	Veronica M. Hagen	127,231		*
	Michael W. Hale	22,166		*
	Keith B. Hall	8,375		*
	William B. Hewitt	26,464		*
	Robert J. Kocourek	23,748		*
	Willis C. Moore, III	—	(5)	*
	James A. Ovenden	27,181		*
	Charles E. Volpe	20,450		*
	All directors and executive officers as a group (11 Persons)	13,861,454		71.3
Class B Common Stock	Ramon Betolaza	—		*
	Elizabeth A. Fessenden	—		*
	Veronica M. Hagen	—		*
	Michael W. Hale	—		*
	Keith B. Hall	—		*
	William B. Hewitt	—		*
	Robert J. Kocourek	—		*
	Willis C. Moore, III	—	(5)	*
	James A. Ovenden	—		*

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
	Mark R. Patterson	—		*
	Charles E. Volpe	—		*
	All directors and executive officers as a group (11 Persons)	—		*
Class C Common Stock	Ramon Betolaza	—		*
	Elizabeth A. Fessenden	—		*
	Veronica M. Hagen	—		*
	Michael W. Hale	—		*
	Keith B. Hall	—		*
	William B. Hewitt	—		*
	Robert J. Kocourek	—		*
	Willis C. Moore, III	—	(5)	*
	James A. Ovenden	—		*
	Mark R. Patterson	—		*
	Charles E. Volpe	—		*
	All directors and executive officers as a group (11 Persons)	—		*

*
Percentages less than one percent are denoted by an asterisk.

(1)
Unless otherwise indicated, the address for the beneficial owners included in the table is:
c/o Polymer Group, Inc., 9335 Harris Corners Parkway, Suite 300, Charlotte, NC 28269.

(2)
Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated. There were no shares of Common Stock subject to options exercisable within 60 days of March 27, 2009.

(3)
This information is based solely on a Form 13D/A filed by MatlinPatterson Global Opportunities Partners L.P. and certain of its affiliates on August 14, 2007. MatlinPatterson Global Opportunities Partners, L.P. and certain of its affiliates share both voting and dispositive power over the shares. MatlinPatterson Global Opportunities Partners, L.P. is a party to a Shareholders Agreement, dated as of March 5, 2003 (as amended, the "Shareholders Agreement"), providing for certain voting agreements regarding election of directors. MatlinPatterson Global Opportunities Partners, L.P. disclaims beneficial ownership of shares of Common Stock owned by the other parties to the Shareholders Agreement.

(4)
Mr. Patterson is Chairman and Mr. Betolaza is a Partner of MatlinPatterson Global Advisers LLC and may be deemed to beneficially own the shares owned by MatlinPatterson Global Opportunities Partners, L.P. and certain of its affiliates.

(5)
Mr. Moore is a former executive officer of the Company. As of March 27, 2009, we are unable to determine the shares owned, if any, by this former executive officer.

 EXECUTIVE COMPENSATION

I.     Compensation Discussion and Analysis ("CD&A")

        This CD&A provides a summary of compensation policies and decisions that we made in fiscal 2008 for our named executive officers, who are our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and Chief Operating Officer (COO). This CD&A should be read together with the compensation tables that appear in Section III below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs adopted or modified by the Company may differ materially from those currently planned.

        The CD&A is organized as follows:

  A.
  Compensation Philosophy

  B.
  Elements of Compensation

  C.
  Certain Accounting and Tax Considerations

A.    Compensation Philosophy

        The Compensation Committee of the Board of Directors is responsible for establishing, approving, and reviewing our employee and executive compensation strategy. The Compensation Committee has determined that our compensation programs, including those for executive officers, should be grounded in the following objectives:

  •
  provide an externally competitive and internally equitable base salary and other current compensation necessary to attract, retain and motivate highly qualified executives who possess the skills and talent required for our success;

  •
  compensate executives in recognition of new responsibilities or new positions and motivate each executive to perform at the highest level;

  •
  encourage executive performance to fulfill our annual and long-term business objectives and strategy by balancing short-term and long-term compensation; and

  •
  provide variable compensation opportunities based on our performance and align executive compensation with the interests of stockholders through long-term equity compensation programs.

        To achieve these objectives, we implement and maintain compensation plans and policies to ensure that executive compensation is fair, reasonable, competitive, and rewards our executives' contributions to our overall short-term and long-term growth as follows:

  •
  short-term compensation elements, which may include: base salary, cash payouts under annual incentive plans, equity awards that vest upon granting of the award, and other annual compensation, including perquisites; and

  •
  long-term compensation elements, which may include: grants of restricted stock, restricted stock units, and stock options that vest over a prescribed service period or upon the achievement of annual financial performance targets, and benefits provided under retirement plans and termination agreements.

        To deliver many of these compensation elements, we maintain four incentive compensation plans for employees, including the executive officers, that are described below: the Short-Term Incentive Compensation Plan (the "Annual Incentive Plan"), the 2003 Stock Option Plan (the "2003 Option Plan"), the 2005 Employee Restricted Stock Plan (the "2005 Stock Plan"), and the 2008 Long-Term

Stock Incentive Plan (the "2008 Stock Plan"). Each of these plans was approved by the stockholders and is administered by the Compensation Committee. We also maintain the 2004 Restricted Stock Plan for Directors (the "2004 Restricted Plan"). Through the 2004 Restricted Plan, we may grant equity awards to directors, including employee-directors. This plan was approved by our stockholders and is administered by the Restricted Stock Committee.

        The compensation levels provided under these compensation plans vary based on the relative value of each executive officer in terms of management experience, leadership and sustained high performance. The compensation plans also link each executive officer's earnings opportunity with our financial performance based on various pre-determined financial and operating targets such as earnings before interest, taxes, depreciation, amortization, and other non-recurring charges, as we specifically define ("EBITDA"), working capital, expense control, return on net assets, free cash flow, and safety performance.

B.    Elements of Compensation

        The Compensation Committee regularly reviews our compensation plans to ensure that pay levels and the elements of compensation are consistent with our compensation philosophy. The goals of our compensation plans and compensation policies are generally to create a meritocracy by considering individual performance and contribution and to invest in future potential in every aspect of compensation. Compensation structures are designed to deliver median compensation when median performance is achieved at the individual, operating unit, or corporate level. When superior performance is achieved, the compensation structures will deliver above median compensation. Material increases for executive officers' compensation typically happen in three situations: when performance is so outstanding that the Compensation Committee, at the CEO's recommendation, awards a cash payout and/or special equity award; when market salary survey data indicates a disparity; or when there is an internal disparity in levels of executive compensation considering the executive officer's relative responsibilities and experience.

        As described in greater detail below, each element of compensation serves a different specific need. Base salary provides a known amount of compensation on a regular basis for executive performance that is at an acceptable level. Base salary also reflects the executive officer's position in the corporate hierarchy, which is primarily based on their scope of responsibility, relative value to the Company, and long-term potential. Merit-based increases to base salary are granted (typically within a range of 0 to 6%) to reflect the executive officer's service during the prior year. Base salary is normally not reduced. The Annual Incentive Plan, when offered, provides payouts based on the achievement of our financial and operating performance objectives, which includes a modifier for significant personal performance. Equity awards that vest immediately upon the grant date provide the executive officer with a vested interest in our future success. Equity awards that contain performance or multi-year service vesting schedules are intended to motivate the executive officer to remain with us over the long term and provide performance that is aligned with stockholder interests.

        We do not use formalized benchmarking criteria nor benchmark compensation to designated peer companies when determining compensation. This is partly because there is limited publicly available executive compensation information from peer companies in our industry, which are generally privately owned or are subsidiaries of multinational corporations. To assist us in understanding current compensation market trends and industry best practices, management retained Towers, Perrin, Forster & Crosby, Inc. to provide compensation consultant services (as of the Fall of 2007). Our compensation consultant reviewed our compensation program and provided us access to their proprietary database of anonymous subscriber compensation. This database was compiled using a filtered search of compensation data from anonymous company subscribers in the manufacturing sector combined with a certain level of regression analysis. Using this database, along with other sources as noted in this CD&A, we are able to compare our compensation practices to a pool of companies with revenues comparable to ours. We monitor markets frequently (at least annually) to ensure we have responsive and cost-effective program changes.

        Our compensation decisions are also influenced by the general status of global economic activity. In times of uncertain global economic activity, our short-term and long-term financial planning is impacted. This may cause us to be more conservative in our compensation decisions to manage employment stability and profitability in the face of uncertain economic conditions. As noted in greater detail in the CD&A sections below, current global economic conditions in fiscal 2008 and 2009 have impacted our compensation decisions, which decisions may not otherwise have been made in times of relative economic stability.

        In light of recent economic activity, we also recently conducted a risk assessment of whether the Company's incentive-based compensation plans encourage our executive officers to take unnecessary and excessive risks that would be adverse to stockholder interests. In this regard, we considered that salary is a heavily weighted component in total executive compensation and our executive officers' salary increases are in line with market trends, within our manufacturing sector, and without extreme multipliers. Also, our short-term and long-term incentive plans do not contain uncapped multipliers and are capped at two times the incentive compensation otherwise provided at target levels under these plans. For these reasons, we believe our compensation plans are in line with our compensation philosophy and do not encourage unnecessary or excessive risk taking that would be adverse to stockholder interests.

        The compensation decisions for fiscal 2008 are summarized in the compensation tables in Section III (below) and discussed in the sections directly below:

  1.
  Current Compensation

  •
  Base salary

  •
  Payouts under the Annual Incentive Plan

  •
  Perquisites and other personal benefits

  2.
  Long-term Incentive Compensation

  •
  Grants under the 2003 Option Plan

  •
  Grants under the 2005 Stock Plan

  •
  Grants under the 2008 Stock Plan

  •
  Carryover of incentives in the event that performance targets under the 2003 Option Plan and 2005 Stock plan are not initially achieved

  3.
  Retirement Benefits

  4.
  Termination Benefits

1.     Current Compensation

    (i)    Base Salary:

        Executive officer salary levels are designed to compete for executive talent in the marketplace and are negotiated at the time of initial employment or promotion. Base salaries are established based on a consideration of the following variables: the scope of individual responsibilities, relative value compared with our other executives, experience, such market factors as the general status of the U.S. and international labor market and economies, previous employer compensation, salary surveys and market intelligence available in relevant publications and from our compensation consultant, and the experiences of our Compensation Committee and management.

        Base salaries are reviewed at least annually, typically during the first quarter. During this time, our CEO conducts executive performance reviews by identifying accomplishments and areas of strength and development based on performance during the prior year. Our CEO then recommends salary adjustments to the Compensation Committee based on these performance reviews. Salary decisions for the CEO, in turn, are determined annually by the Compensation Committee after conducting a review of the CEO's performance in the prior year and after consultation with the Board of Directors, excluding Ms. Hagen. The CEO's performance and salary adjustments also consider the terms of the Executive Employment Agreement between the Company and Ms. Hagen ("2007 CEO Agreement"), the details of which are discussed in this CD&A below.

        Merit-based salary changes, if available, are typically made during the first quarter. Due to current global economic uncertainties, we decided during our 2009 annual budget process to delay merit-based salary changes until July 6, 2009, the start of the Company's third quarter. This delay applies to all employees, including our executive officers. This delay does not apply to those employees around the world where the Company has pre-existing legal obligations and management commitments. The reason for this delay is not based on individual employee performance, but is intended for the Company to manage employment stability and profitability during this period of global economic uncertainty. We expect to award the salary increases that are described below on July 6, 2009, as a result of the Compensation Committee's decisions made in March 2009.

        The Compensation Committee has approved a $36,000 (approximately 5%) base salary increase for our CEO, Ms. Hagen, from $689,000 to $725,000 beginning July 6, 2009. This decision was based on the merits of her personal performance in connection with her 2008 annual performance review and a recent review of CEO market trends. As part of this review, in addition to the variables that were considered and identified in this CD&A above, management provided the Compensation Committee with additional market CEO compensation data prepared by the consulting firms of Watson Wyatt and Equilar. This additional information was intended to assist the Compensation Committee understand current CEO salary trends and did not benchmark specific peer companies. The 2007 CEO Agreement permits the Board of Directors to increase (but not decrease) Ms. Hagen's salary each year.

        As recommended by our CEO, the Compensation Committee approved a 3.6% ($12,960) base salary increase plus a $10,000 base salary adjustment for our CFO, Mr. Kocourek, taking his base salary from $360,000 to $382,960 beginning July 6, 2009. This decision was based on the merits of his personal performance in connection with his 2008 annual performance review in his role as CFO. Mr. Kocourek began fiscal 2008 serving as our Vice President and Chief Accounting Officer until April 10, 2008 when he was promoted to CFO after Mr. Willis Moore, our former CFO, resigned from the Company on April 22, 2008 (see the "Summary Compensation Table" in Section III and the narrative disclosure in Section V below for more information regarding Mr. Moore's fiscal 2008 salary compensation and the terms of the Separation Agreement that the Company entered with Mr. Moore). Mr. Kocourek's annual salary as Vice President and Corporate Finance & Treasurer until April 10, 2008 was $250,042. As a result of his promotion to CFO, Mr. Kocourek received a 44% annual salary increase to $360,000 as of April 10, 2008. This increase recognized the additional responsibilities that Mr. Kocourek assumed as CFO along with CFO base salary market trends.

        As recommended by our CEO, the Compensation Committee approved a 3.6% ($13,479) base salary increase for our COO, Mr. Hale, taking his base salary from $374,426 to $387,905 beginning July 6, 2009 based on the merits of his personal performance in connection with his 2008 annual performance review.

        Please see the "Summary Compensation Table" in Section III below for more detail regarding executive officer salary compensation.

    (ii)    Payouts under the Annual Incentive Plan:

        Our Annual Incentive Plan is designed to reward our employees, including our executive officers, for achieving our annual financial and operating goals that are critical to our success and that are aligned with the interests of our stockholders. At the beginning of each fiscal year, the Compensation Committee, working with the Board and management, sets annual goals. These goals influence performance-based compensation under our Annual Incentive Plan and other long-term equity-based incentive elements of our compensation plans, as discussed in the sections below, including vesting of previously granted stock options and restricted stock where vesting is subject to our achieving annual financial performance targets under our 2003 Option Plan, 2005 Stock Plan, and 2008 Stock Plan.

  Annual Incentive Plans for Fiscal 2007, 2008 and 2009:

        For fiscal 2007, financial goals contained in the Annual Incentive Plan (the "2007 Annual Incentive Plan") were revised over the prior year to include EBITDA as the principal financial target, to incorporate the successes of regional businesses, and to provide rewards to recognize improvements in working capital performance and expense control. The changes over the prior year were intended to encourage accountability across a broader set of measures and included a combination of consolidated and regional EBITDA targets, working capital targets and expense management targets at the discretion of the Compensation Committee. For each financial goal there was established a minimum threshold, a target level of performance and a maximum level of performance from which payouts were determined. The target level for consolidated EBITDA, which remained the most significant measure for our executive officers, was set at $131.0 million, with a minimum threshold of $121.0 million and a maximum level of $140.0 million. Achieving the minimum threshold would result in a 50% payout of an executive officer's targeted amount (except for our CEO as discussed below). If the Company's performance exceeded the targeted levels for all financial targets, the maximum eligible payout was 200% of target for our executive officers (except for our CEO as discussed below). The actual payouts would be calculated incrementally for Company performance between the minimum threshold, the target performance, and the maximum level.

        For fiscal 2008, the Annual Incentive Plan was revised over the prior year to update the financial goals for EBITDA and working capital performance, remove the expense control factor, and to add a component related to our safety performance (the "2008 Annual Incentive Plan"). We also included a modifier to recognize significant individual performance, whether positive or negative, that could result in an additional increase to as much as 125% of its calculated amount or decreased to zero. As in prior years, consolidated EBITDA remained the most significant Annual Incentive Plan measure for our employees and executive officers. For fiscal 2008, we increased the consolidated EBITDA target level to $136.0 million, with a minimum threshold of $125.6 million and a maximum level of $149.0 million. The changes in EBITDA levels for 2008 were intended to encourage and reward our continued growth and financial performance. The new safety goal was added to emphasize the broad-based importance of health and safety in the workplace. The 2008 Annual Incentive Plan provided target bonus percentages of 100% of base salary for the CEO and 50% for the other executive officers. We provided our CEO a higher bonus potential due to her leadership role in the Company, consistency with CEO compensation market trends, and compliance with the 2007 CEO Agreement.

        In approving the Company's annual financial plan for fiscal 2009, the Board of Directors accepted the recommendation of management and the Compensation Committee to eliminate the Annual Incentive Plan for 2009. This decision affects our executive officers and all other participants in the Annual Incentive Plan, except where legal requirements and commitments dictate otherwise. As noted above, this decision was due to current global economic uncertainties and the Company's desire to manage employment stability and profitability during such times. As a result, the executive officers will not be eligible for any payouts under any Annual Incentive Plan for fiscal 2009.

  Payouts under the 2007 Annual Incentive Plan:

        In fiscal 2007, we achieved the minimum threshold for EBITDA target levels of $121.0 million and the executive officers earned a payout equal to 51% of target. Please see the "Summary Compensation Table" in Section III below for detail regarding the payouts to our executive officers under the Annual Incentive Plan for fiscal 2007. Ms. Hagen, who became our CEO on April 23, 2007, received a $650,000 bonus award in April 2008. This award is listed as a "Bonus" in the "Summary Compensation Table" below because it was paid pursuant to a guarantee under the 2007 CEO Agreement, which provided that Ms. Hagen would receive 100% of her base salary for fiscal 2007 (based on certain conditions as described in the agreement). Ms. Hagen was provided this payout guarantee in consideration of the annual incentive awards she would have received from her previous employer, in recognition of her tenure as our current CEO that began during the fiscal year, and to provide an overall competitive compensation package. We also believe that our CEO should be eligible to receive the highest payout under our compensation plans due to the position's high level of management responsibility and impact on our financial performance.

        Our COO, Mr. Hale, served in two roles in 2007 and had two different annual incentive targets. As Vice President & General Manager, U.S. Nonwovens and Europe until July 16, 2007, Mr. Hale's payout was tied more heavily to regional financial performance factors. As COO, Mr. Hale's payout was more closely linked with consolidated EBITDA performance. Mr. Hale received a payout of $80,605 under the 2007 Annual Incentive Plan in April 2008 reflecting the earned percentage of financial performance as discussed above. In addition, the Compensation Committee, in exercise of its discretion, authorized additional compensation in the amount of $29,888, which was delivered in a one-time grant of stock under our 2005 Stock Plan, to reward performance negatively impacted by factors determined to be outside of management's full control, most notably rapid raw material cost increases in the fourth quarter of fiscal 2007, which significantly impacted our financial performance.

  Payouts under the 2008 Annual Incentive Plan:

        In fiscal 2008, we partially achieved our targets under the 2008 Annual Incentive Plan. Our EBITDA result fell below the minimum threshold EBITDA target and, as a result, no compensation was paid for this element of the 2008 Annual Incentive Plan. We did, however, exceed targeted performance for both working capital and safety goals. As a result, the executive officers were eligible to receive 70% of their overall targeted payout. The Compensation Committee did not use its discretion to adjust payouts up or down with the personal performance modifier primarily because the personal performance of our executive officers was in line with expectations.

        In March 2009, in an effort to preserve cash flow, increase management ownership, retire debt and maximize non-cash charges, we offered the executive officers, senior management, and certain employees the option to take all, or a portion, of their eligible 2008 Annual Incentive Plan payout in the form of restricted stock rather than cash. The Board of Directors amended the Annual Incentive Plan to allow for the possibility of cash payouts being voluntarily exchanged for equity-based compensation. The restricted stock awarded (under either the 2005 Stock Plan or the 2008 Stock Plan), in lieu of the cash payout earned, vested on the award date and is subject to a holding restriction of two years from the award date. To incentivize employees to choose the stock-in-lieu-of-cash alternative, the Compensation Committee authorized the awarding of additional compensation in the form of restricted stock based on the participant's level of participation in the program. For example, if an employee agreed to convert 25% of the employee's cash payout to stock, that employee received an additional restricted stock grant equal to 25% of the value of cash converted. The premium shares vest in pro-rata amounts on the first two anniversary dates of the award date and are subject to the same two year holding restrictions.

        The Compensation Committee approved payouts for our executive officers in proportion to the Company's partial achievement of its goals under the 2008 Annual Incentive Plan. Each of our executive officers elected to receive restricted stock rather than cash in the following amounts: 100% in restricted stock for our CEO, 50% in restricted stock and 50% in cash for our CFO, and 75% in restricted stock and 25% in cash for our COO. As described above, our executive officers also received additional grant awards as a premium for making these elections. Our former CFO, Mr. Moore, under the terms of his Separation Agreement received a pro-rata share of his eligible payout during the term of his employment up until April 22, 2008 and, as a former employee, Mr. Moore was not eligible to participate in the stock-in-lieu-of-cash alternative.

        Please see the "Summary Compensation Table" in Section III below for detail regarding the payouts to our executive officers under the Annual Incentive Plan for fiscal 2008.

    (iii)    Perquisites and other personal benefits:

        We provide certain executive officers with several perquisites and other personal benefits as additional compensation that the Compensation Committee believes are reasonable and consistent with our overall compensation philosophy. We believe that perquisites should not comprise a significant component of compensation. These benefits are not paid through any formal compensation plan and are paid on a case-by-case basis. Benefits may vary among the executive officers based on business purpose. In certain instances, we may reimburse relocation expenses, pay relocation bonuses and provide tax gross-ups to executives who are required to move to another Company location due to promotions, reorganization or relocation of offices.

        Please see footnote (5) to the "Summary Compensation Table" below for detail regarding the perquisites and other personal benefits received by our executive officers during fiscal 2008. Perquisites were paid in keeping with our compensation philosophies to enhance our ability to attract top level management and to ensure the retention of key-impact executives. For example, Ms. Hagen in her role as our current CEO received a company provided vehicle and other disclosed benefits to assist her in the performance of her responsibilities. We believe that our CEO should be eligible to receive these additional benefits due to the position's high level of management responsibility and impact on our financial performance.

2.     Long-term Incentive Compensation

        We award long-term incentive compensation to provide certain employees, including the executive officers, with incentives to contribute to the Company's performance, maximize stockholder value and to enhance the Company's ability to attract, reward and to retain such employees upon whose efforts the Company's success and future growth depends. Other considerations include the executive officer's level in the organization. We believe that equity compensation is a material part of total compensation, with most of the executive officers eligible to receive annual equity compensation equal to, or potentially greater than, 50% of their annual base salary.

        The Compensation Committee also considers the impact of each element of compensation on our financial condition, including the impact on the results of operations and cash flows. For example, equity compensation, whether in the form of restricted shares or stock options, does not require the use of cash funds and, accordingly, is considered a non-cash expense for purposes of defining EBITDA, which is used in evaluating, among other things: (i) compliance with debt covenants in our bank credit facility and (ii) achievement of annual financial performance targets. For this reason, we may combine equity compensation with or as an alternative to compensation requiring cash funds to manage the outlay of cash funds in line with our financial goals. The amount of equity awarded in a given year, if performance-based, is influenced by our financial performance in the prior year, and the determination as to whether any shares vest in a given year may also depend on our financial performance.

        Early in each fiscal year, our CEO will recommend equity awards for the executive officers to the Compensation Committee after the prior year's financial performance is known. The Compensation Committee determines whether a grant will be made to our executive officers in a given year and the size of each grant. There may be other occasions throughout the year when individuals may receive awards based upon a noteworthy event, such as a promotion within the Company. The 2008 Stock Plan provides the Compensation Committee with a broad range of equity-based award types and will serve as the primary plan for equity-based awards going forward. We have recommended that the stockholders approve an increase in the number of shares of the Company's Class A Common Stock ("Common Stock") available under the 2008 Stock Plan to facilitate this objective. In addition, the Compensation Committee will not make future grants under the 2003 Option Plan or the 2005 Stock Plan without approval of the full Board of Directors.

    (i)    Grants under the 2003 Option Plan:

        Stock options awarded under the 2003 Option Plan were intended to give the recipient an opportunity to purchase shares of Common Stock from the Company at a designated exercise price. All options currently outstanding under the 2003 Option Plan provide for an exercise price of $6.00 per share. This price was established in fiscal 2003 in connection with the initial grants under the 2003 Option Plan. We maintained the $6.00 exercise price for subsequent grants, even though the underlying stock was, at the time of grant, trading in excess of $6.00 per share. This provided additional value to the executive officers and an economic benefit consistent with what would have been provided to the executive officers had all of the options been issued at the original grant date.

        No new equity under this plan was awarded in fiscal 2008 because of the Company's decision to use the 2008 Stock Plan as the primary plan for equity awards. Prior grants under the 2003 Option Plan vest based on a combination of service and performance. Regarding vesting of previously granted stock options for which achievement of performance targets is required, we partially achieved our financial goals in 2007 (see "Payouts under the Annual Incentive Plan" above), which would have resulted in the vesting of approximately 51% of such stock option grants. The Compensation Committee, in exercise of its discretion, granted participants in 2008, including the executive officers (except for Mr. Kocourek who became our CFO in April 2008), vesting credit equal to 100% of target for both the unvested options carried over from fiscal 2006 performance and the options available for vesting based on fiscal 2007 performance. The Compensation Committee decided to grant the additional vesting credit because our performance was significantly and negatively impacted by factors determined to be outside of management's full control, most notably, rapid raw material cost increases in the fourth quarter of fiscal 2007.

        For fiscal 2008, we did not achieve the minimum threshold performance for consolidated EBITDA that was required for the vesting of previously granted stock options for which achievement of an annual performance target is required. As a result, no performance-based vesting occurred. However, under the 2003 Option Plan, these unvested options may be carried over for one year and evaluated for vesting based on achievement of consolidated EBITDA performance targets for fiscal 2009. For fiscal 2009, the consolidated EBITDA target for all performance-based vesting under the 2003 Option Plan is $120.0 million, with a minimum threshold of $115 million. Achievement of the targeted EBITDA results in vesting 100% of the options subject to performance-based vesting, whereas achievement of the threshold EBITDA results in vesting only 50% of such options. If the performance targets for fiscal 2009 are not achieved, the carried-over options will be forfeited.

        For more details regarding the compensation awarded in 2008 under this plan see "Narrative disclosure to summary compensation table and grants of plan-based awards table" below, the "2008 Outstanding Equity Awards At Fiscal Year-End" table and accompanying footnotes below, and Note 12 "Stock Option and Restricted Share Plans" to the Consolidated Financial Statements included in Item 8 of the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2009.

    (ii)    Grants under the 2005 Stock Plan:

        Restricted stock granted under the 2005 Stock Plan vests based on service and on achievement of consolidated EBITDA performance targets (see "Payouts under the Annual Incentive Plan" above).

        Based on fiscal 2007 performance at 51% of target, Ms. Hagen would have been entitled to receive a grant in 2008 of 25,500 restricted shares of the Company's Common Stock. In accordance with the 2007 CEO Agreement, and in further exercise of its discretion and for the reasons set forth above, the Compensation Committee authorized a new grant to Ms. Hagen in excess of the grant earned based on fiscal 2007 performance. As a result, the Compensation Committee authorized a grant of 35,000 restricted shares of the Company's Common Stock, which grant was made on April 23, 2008, the anniversary of the effective date of the 2007 CEO Agreement.

        In connection with the appointment of Mr. Kocourek as CFO on April 10, 2008, we granted Mr. Kocourek 15,000 restricted shares of Common Stock pursuant to the 2005 Stock Plan. One quarter of the shares vested upon grant and the remaining shares will vest over three years based on a combination of service and performance criteria. The grant was made to recognize Mr. Kocourek's promotion to the CFO position and to provide an appropriate long-term incentive consistent with his new role and responsibilities.

        Although we only achieved fiscal 2007 performance that would have earned 51% of the target award, the Compensation Committee approved vesting of restricted stock to the executive officers at rates in excess of the 51% vesting earned based on fiscal 2007 performance for substantially the same reasons as stated in the "Grants under the 2003 Option Plan" section directly above. The Compensation Committee, in exercise of its discretion, granted participants in 2008, including the executive officers (except for Mr. Kocourek who became our CFO on April 10, 2008), vesting credit equal to 100% rather than 51% of target for both the unvested restricted stock carried over from fiscal 2006 performance and the restricted stock available for vesting based on fiscal 2007 performance.

        For the reasons discussed in "Payouts under the 2007 Annual Incentive Plan" above, the Compensation Committee made a one-time immediately vested grant of 2,071 shares to Mr. Hale on April 22, 2008 under the 2005 Stock Plan.

        For fiscal 2008, we did not achieve the minimum threshold performance for consolidated EBITDA that was required for the vesting of previously granted restricted stock awards for which achievement of an annual performance target is required. As a result, no performance-based vesting occurred. However, under the 2005 Stock Plan (like the 2003 Option Plan), these unvested shares may be carried over for one year and evaluated for vesting based on achievement of consolidated EBITDA performance targets for fiscal 2009. For fiscal 2009 performance-based vesting under the 2005 Stock Plan, the threshold and target performance levels and vesting percentages are the same as those used for the 2003 Option Plan described above. If the performance targets for fiscal 2009 are not achieved, the carried-over shares will be forfeited.

        As discussed below in "Grants under the 2008 Stock Plan," awards were made to our CFO and COO in fiscal 2008 under that plan. Ms. Hagen did not receive an award under the 2008 Stock Plan in fiscal 2008. However, the Compensation Committee provided Ms. Hagen, consistent with her 2007 CEO Agreement, with the opportunity for an award under the 2005 Stock Plan based on the same service and performance metrics used in the grants to Messrs. Kocourek and Hale under the 2008 Stock Plan described below in "Grants under the 2008 Stock Plan". Assuming satisfactory completion of Ms. Hagen's service through the anniversary of the 2007 CEO Agreement in April 2009, the Company expects to grant Ms. Hagen an award of restricted stock under the 2005 Stock Plan. For the reasons discussed below, Ms. Hagen (like Messrs. Kocourek and Hale) will not be entitled to any portion of a grant based on performance targets for fiscal 2008, as none of them were achieved.

        For more details regarding the compensation awarded in 2008 under this plan, see the "2008 Grants of Plan-based Awards" table and accompanying footnotes below, the "Narrative disclosure to summary compensation table and grants of plan-based awards table" below, the "2008 Outstanding Equity Awards at Fiscal Year-End" table and accompanying footnotes below, and Note 12 "Stock Option and Restricted Share Plans" to the Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended January 3, 2009.

    (iii)    Grants under the 2008 Stock Plan:

        Awards that may be granted under this plan include incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock awards. In some cases, the Compensation Committee may structure a grant of restricted stock, restricted stock units or other stock award as performance-based compensation under Section 162(m) of the Code.

        During fiscal 2008, the Compensation Committee approved awards to our CFO, Mr. Kocourek, and to our COO, Mr. Hale, under the 2008 Stock Plan. The awards to our CFO and COO included service-based restricted stock which vest over a three-year period following the grant date. Additionally, the awards included restricted stock units that were to be settled with a grant of restricted stock if the performance targets for fiscal 2008 were achieved. Return on Net Assets ("RONA") was the primary performance target for fiscal 2008, accounting for approximately 75% of the total performance target, and consolidated EBITDA constituting approximately 25% of the performance target (at the levels described in the "Payouts under the Annual Incentive Plan" section above). Based on the results for fiscal 2008, neither the RONA target nor the consolidated EBITDA target was achieved and, given this, no vesting of the performance portion of these awards occurred. These unvested performance-based awards will not carryover to subsequent fiscal years.

        Our CEO did not receive an award in fiscal 2008 under the 2008 Stock Plan. As discussed above in "Grants under the 2005 Stock Plan," Ms. Hagen's opportunity for an award based on 2008 performance was addressed under the 2005 Stock Plan and the terms of the 2007 CEO Agreement.

        No grants under the 2008 Stock Plan have as of yet been approved for fiscal 2009.

        For more details regarding the compensation awarded in 2008 under this plan see the "2008 Grants of Plan-based Awards" table and accompanying footnotes below, the "Narrative disclosure to summary compensation table and grants of plan-based awards table" below, the "2008 Outstanding Equity Awards at Fiscal Year-End" table and accompanying footnotes below, and Note 12 "Stock Option and Restricted Share Plans" to the Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended January 3, 2009.

    (iv)    Carryover of incentives in the event that performance targets under the 2003 Option Plan and 2005 Stock Plan are not initially achieved:

        Certain awards issued under the 2005 Stock Plan and the 2003 Option Plan contain performance vesting requirements that provide that if performance targets are missed in one year and the award does not vest, the award will remain active in the subsequent year, such that the full vesting shall occur if the performance goals in the subsequent year are achieved. This decision was made to provide flexibility in the achievement of growth strategies. Certain growth opportunities may occur in one year versus the next year, for example, due to a time lag in raw materials cost increases or decreases, cost reduction due to the timing of restructuring plans, etc. If the performance targets are not achieved in the subsequent year, the prior year award is cancelled. For purposes of Statement of Financial Accounting Standards No. 123(R) "Share-Based Payment" ("SFAS 123(R)"), we treat all grants that remain active in a subsequent year as "re-granted" shares for that year. No grants under the 2008 Stock Plan contain carryover provisions.

3.     Retirement Benefits

        In addition to the current and long-term incentive compensation described above, we provide retirement benefits to the executive officers. The amount of retirement benefits provided are designed to attract and retain highly qualified executives and may depend on the retirement plans in place in the region where the executive is employed. We currently provide defined contribution and savings plan benefits to executives in the form of a qualified 401(k) plan in the United States. The executive officers are eligible to receive the same level of matching company 401(k) contributions as all our employees under this plan. See footnote (5) to the "Summary Compensation Table" below for detailed information regarding this compensation. We do not have a defined benefit plan for any of our executive officers.

4.     Termination Benefits

        We entered into employment agreements with our executive officers that provide specified payments and benefits upon termination of employment and a change in control of the Company. As part of the 2007 CEO Agreement, Ms. Hagen is entitled to payments and benefits upon specified events including termination of employment (with and without cause) and a change in control of the Company. Messrs. Kocourek and Hale have similar benefits available to them under their existing Change in Control Severance Compensation Agreements. While the components of termination/change-in-control payments are similar, the ultimate amounts will vary by executive officer primarily based on their level of salary and awards under the Annual Incentive Plan.

        The terms of each employment agreement were negotiated during the course of arms-length negotiations with each executive officer. As part of these negotiations, the Compensation Committee considered the terms of the agreement in light of market trends, other employment agreements entered into by the Company, and other compensation elements paid to the executive officers. This process yielded the amounts payable and the triggering events under these agreements so that they were consistent with our goals to attract, retain and motivate highly qualified executives who possess the skills and talent required for the success of the Company.

        On January 23, 2008, we entered into new Change in Control Severance Compensation Agreements with Messrs. Hale, Kocourek, and Moore (whose agreement was terminated by his Separation Agreement). In connection with Mr. Kocourek's appointment as CFO in April 2008, we amended his agreement to change the base salary and the target bonus components of the lump sum payment due upon termination of employment from (a) 12 months of base salary plus the greater of current year target bonus or prior year actual bonus to (b) 24 months of base salary plus the greater of two times current year target bonus or prior year actual bonus. The agreement was also amended to extend the non-competition and non-solicitation period from 12 months to 24 months and to add a subsection to the definition of "Termination for Good Reason" to include language previously included in the executive employment agreement with Mr. Moore related to financial reporting. These changes were made in light of Mr. Kocourek's increased level of responsibility as CFO and to provide competitive benefits consistent with his new position.

        Each existing agreement terminates automatically upon the occurrence of a termination of employment for certain matters, including the executive officer's death, disability, attainment of retirement age, and performance-related matters. In the event of a change in control (as defined in each agreement), each agreement is automatically extended to the earlier of (i) one year from the date of the change in control, or (ii) the executive officer's death, disability, or retirement. The 2007 CEO Agreement with Ms. Hagen contains similar provisions. See "Payments upon termination and potential payments upon termination or change-in-control" below for a further description of benefits payable under the 2007 CEO Agreement and the Change in Control Severance Compensation Agreements and the Separation Agreement.

C.    Certain Accounting and Tax Considerations

1.    Accounting considerations

        We account for awards issued under the 2003 Option Plan, 2005 Stock Plan and the 2008 Stock Plan in accordance with the provisions of SFAS 123(R). Under SFAS 123(R), establishment of grant dates, vesting provisions, including performance-based vesting, the exercise prices for options, the maturity dates of the equity instruments and assumptions used for estimating fair value under the Black-Scholes methodology could all have a material impact on compensation relating to stock and option awards.

2.    Tax considerations

        Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to each executive officer to $1,000,000 in any given taxable year, unless certain requirements are met. The Compensation Committee has carefully considered the impact of this tax code provision and currently believes that it has structured the compensation plans for the executive officers as necessary in order to maximize the Company's corporate tax deduction without limiting our ability to meet the goals of our compensation system.

        Options issued under the 2003 Option Plan constitute non-qualified options for which the holder will recognize taxable income at ordinary income tax rates at the date of exercise, and we will recognize a tax deduction equivalent to such compensation upon the exercise of the option. The Compensation Committee has carefully considered these impacts and currently believes that it has also structured the 2003 Option Plan in order to maximize our corporate tax deduction without limiting our ability to meet the goals of our compensation system.

        Issuance of awards under the 2003 Option Plan, the 2005 Stock Plan, and the 2008 Stock Plan to our employees, including the executive officers, may require tax payments for value received, even if we do not pay cash to the employee to pay this tax. Shares received upon exercise of non-qualified options under the 2003 Option Plan could result in the participant recognizing taxable income at ordinary income tax rates at the date of exercise. Shares awarded under the 2005 Stock Plan or 2008 Stock Plan, other than those shares awarded with immediate vesting provisions and no sale restrictions, may prohibit the holder from selling such shares until their vested holdings exceed certain compensation-based sale restrictions, until after the passage of time, or until there has been a change in control, as defined in the plan document. Upon vesting of such restricted shares, executive officers are taxed on the fair value of the underlying shares at the vesting date. The executive officer has the option of utilizing personal cash or tendering shares for the payment of such taxes. However, the number of shares which may be surrendered is limited to the minimum statutory withholding as defined by current withholding tax rules. To the extent that such surrender of shares is not adequate to ultimately satisfy all tax liabilities relating to taxable income on the vesting of such shares, the executive officer will incur, and may have to fund with personal resources, additional income tax payments related to such taxable income.

II.    Compensation Committee Report

        The Compensation Committee has reviewed this CD&A and has discussed it with management. Based on this review and discussion, the Compensation Committee recommended that our Board of Directors include the CD&A in our Annual Report on Form 10-K for fiscal 2008 and in our 2009 Proxy Statement.

        Submitted by the Compensation Committee of the Board of Directors:

    Charles E. Volpe, Chair
    Elizabeth A. Fessenden
    William B. Hewitt

III.  Summary Compensation Table

        The following table presents a summary of compensation for named executive officers for the 2008, 2007 and 2006 fiscal years:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)(3)	Option awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Ms. Hagen	2008	$683,000	$200,000	$617,014	$—	$478,100	$—	$43,747	$2,021,861
Chief Executive Officer	2007	450,000	450,000	427,955	—	—	—	227,238	1,555,193
Mr. Kocourek Chief Financial Officer	2008	325,467	—	126,921	8,285	112,877	—	15,779	589,329
Mr. Hale	2008	371,656	—	81,357	46,815	130,080	—	18,227	648,135
Chief Operating Officer	2007	314,812	38,592	35,374	98,888	80,605	—	148,729	717,000
Former Executive Officer:	2006	261,383	—	416,939	23,377	—	—	12,688	714,387
Mr. Moore(5)	2008	127,804	—	28,051	60,768	—	—	378,199	594,822
Former Vice President &	2007	369,436	—	77,508	207,431	167,724	—	57,047	932,852
Chief Financial Officer	2006	318,760	—	594,912	41,879	—	—	140,692	1,096,243

(1)
The total bonus amount for Ms. Hagen in 2007 and 2008, in the amount of $650,000, was guaranteed under the terms of the 2007 CEO Agreement and paid to Ms. Hagen in fiscal 2008 under the Annual Incentive Plan.

(2)
Compensation for stock and option awards is determined in accordance with Statement of Financial Accounting Standards No. 123(R) "Share-Based Payment" ("SFAS 123(R)"). For a discussion of terms and assumptions regarding the accounting for restricted shares and options, see Note 2 "Accounting Policies and Financial Statement Information" and Note 12 "Stock Option and Restricted Stock Plans" to the Consolidated Financial Statements included in Item 8 to the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2009.

(3)
Non-equity incentive plan compensation for fiscal 2008 represents amounts due to be paid in April 2009 under the Company's Annual Incentive Plan. In March 2009, the Board of Directors approved a program for certain participants in the Annual Incentive Plan, including our current executive officers, under which such participants may elect to receive all, or a portion, of the cash amounts due under the Annual Incentive Plan in the form of immediately vested restricted stock subject to a minimum two year holding requirement. Ms. Hagen, Mr. Kocourek and Mr. Hale elected to receive the following amounts of compensation in the form of restricted stock: Ms. Hagen—$478,100; Mr. Kocourek—$56,439; and Mr. Hale—$97,560. The number of shares issued for such compensation was based on the average closing price of the Company's stock over the fifteen trading days ending March 31, 2009. Further, in consideration of the election by the executive officers to receive restricted stock in lieu of cash, additional non-cash compensation was provided to the executive officers in the form of restricted shares, which vest over a two year period from the grant date and are subject to the same two year holding requirement. The number of additional restricted shares awarded was as follows: Ms. Hagen—102,377; Mr. Kocourek—6,043; and Mr. Hale—15,668.

(4)
All Other Compensation for executive officers in fiscal 2008 is as follows:

	Ms. Hagen	Mr. Kocourek	Mr. Hale	Mr. Moore
Company Contributions to Defined Contribution and Savings Plans	$13,800	$13,763	$13,800	$7,668
Life Insurance Premiums Paid by the Company	756	756	756	252
Payments Under a Severance or Termination Agreement(a)	—	—	—	330,652
Perquisites:
Relocation Assistance(b)	—	—	3,346	38,639
Car Usage	13,952	—	—	—
Other Perquisites(c)	15,239	1,260	325	988

Total All Other Compensation	$43,747	$15,779	$18,227	$378,199

  (a)
  See "Resignation of Mr. Moore" below.

  (b)
  Relocation assistance and tax gross-up amounts are associated with relocation agreements with the executive officer in connection with the relocation of the Company's corporate headquarters to Charlotte, NC during fiscal 2006.

  (c)
  Other perquisites are comprised of subscriptions, seminars and annual credit card fees. Other perquisites for Ms. Hagen include $14,282 of membership and seminar fees in various business organizations.

  All Other Compensation for executive officers in fiscal 2007 was as follows:

	Ms. Hagen	Mr. Moore	Mr. Hale
Company Contributions to Defined Contribution and Savings Plans	$3,375	$12,842	$13,500
Life Insurance Premiums Paid by the Company	504	756	756
Tax Gross-up(a)	14,186	42,974	74,092
Perquisites:
Relocation Assistance(b)	191,375	—	60,356
Car Usage	9,888	—	—
Other Perquisites(c)	7,910	475	25

Total All Other Compensation	$227,238	$57,047	$148,729

  (a)
  Tax gross-up amounts relate to the gross-up of relocation assistance provided to Ms. Hagen and Mr. Hale in the amounts of $14,186 and $44,632, respectively. Tax gross-up amounts were also provided to Mr. Moore and Mr. Hale in the amounts of $42,974 and $29,460, respectively, associated with bonus payments made in fiscal 2007.

  (b)
  Relocation assistance is associated with the relocation of Ms. Hagen to the Charlotte, NC area upon her employment with the Company and, for Mr. Hale, in connection with relocation of the Company's corporate headquarters to Charlotte, NC during fiscal 2006.

  (c)
  Other perquisites are primarily comprised of conference and seminar fees and related costs, temporary living and commuting expenses and annual corporate credit card fees.

  All Other Compensation for executive officers in fiscal 2006 was as follows:

	Mr. Moore	Mr. Hale
Company Contributions to Defined Contribution and Savings Plans	$11,754	$12,100
Life Insurance Premiums Paid by the Company	702	588
Tax Gross-up(a)	56,256	—
Perquisites:
Relocation Assistance(a)	71,585	—
Other Perquisites(b)	395	—

Total All Other Compensation	$140,692	$12,688

  (a)
  Relocation assistance and tax gross-up amounts are associated with relocation agreements with the executive officer in connection with the relocation of the Company's corporate headquarters to Charlotte, NC during fiscal 2006.

  (b)
  Other perquisites are comprised of temporary living and commuting expenses, health benefits and annual corporate credit card fees.

(5)
Mr. Moore is a former executive officer of the Company as of April 10, 2008 and his employment with the Company ended on April 22, 2008 pursuant to a Separation Agreement entered into with the Company on April 8, 2008.

IV.    Grants of Plan-Based Awards

        The following table presents information regarding grants of plan-based awards to named executive officers during the 2008 fiscal year:

2008 GRANTS OF PLAN-BASED AWARDS

											Closing Market Price of Securities Underlying Options at Date of Grant $(/Sh)
								All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards $(/Sh)(3)		Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)	Target (#)(1)	Maximum (#)
Ms. Hagen	3/12/2008	$341,500	$683,000	$683,000	6,250	12,500	12,500	6,125	—	$—	$—	$223,500
	4/23/2008	—	—	—	1,250	2,500	2,500	—	—	—	—	37,500
	6/4/2008	—	—	—	13,200	26,800	46,900	13,200	—	—	—	600,000
Mr. Kocourek	3/12/2008	75,655	151,311	302,622	250	500	500	—	245	6.00	12.00	5,215
	4/10/2008	—	—	—	770	1,540	1,540	10,380	—	—	—	172,840
	6/4/2008	—	—	—	6,030	12,060	21,105	5,940	—	—	—	270,000
Mr. Hale	3/12/2008	92,914	185,828	371,656	325	650	650	637	—	—	—	15,444
	3/12/2008	—	—	—	1,033	2,065	2,065	—	4,450	6.00	12.00	40,921
	4/22/2008	—	—	—	—	—	—	2,071	—	—	—	30,547
	6/4/2008	—	—	—	6,272	12,543	21,950	6,178	—	—	—	280,815
Mr. Moore	3/12/2008	47,649	95,297	190,595	—	—	—	1,387	—	—	—	16,644
	3/12/2008	—	—	—	1,650	3,300	3,300	—	9,771	6.00	12.00.	81,756

(1)
Estimated future payouts under equity and non-equity incentive plan awards represent grants of awards based on achievement of 2008 performance targets, which targets were partially achieved. Accordingly, awards under the 2008 Annual Incentive Plan were paid, subject to the restricted stock in lieu of cash option described below, during 2009 at the earned percentage of the targeted amounts. In March 2009, the Board of Directors approved a program for certain participants in the Annual Incentive Plan, including our current executive officers, under which such participants may elect to receive all, or a portion, of the cash amounts due under the Annual Incentive Plan in the form of immediately vested restricted stock subject to a two-year minimum holding requirement. Ms. Hagen, Mr. Kocourek and Mr. Hale elected to receive the following amounts of compensation in the form of restricted stock: Ms. Hagen—$478,100; Mr. Kocourek—$56,439; and Mr. Hale—$97,560. The number of shares issued for such compensation was based on the average closing price of the Company's stock over the fifteen trading days prior to March 31, 2009. Further, in consideration of the election by the executive officers to receive restricted stock in lieu of cash, additional non-cash compensation was provided to the executive officers in the form of restricted shares which vest over a two year period from the grant date and are subject to the same two year holding requirement. The number of additional restricted shares awarded was follows: Ms. Hagen—102,377; Mr. Kocourek—6,043; and Mr. Hale—15,668.

(2)
Actual performance for fiscal 2007 resulted in the vesting of approximately 51% of the restricted stock grants subject to the annual financial performance vesting requirement under our 2005 Stock Plan. In March 2008, the Compensation Committee, in exercise of its discretion, granted participants, including the executive officers, vesting credit equal to 100% of target. As a result, we recognized compensation expense in fiscal 2008 associated with the vesting of such awards not earned through the achievement of performance targets for fiscal 2007. Consistent with SFAS 123(R), we treat all grants that remain active in a subsequent year as "re-granted" shares for that year. See "Incentive plan performance targets" below. All executive officers receiving restricted stock awards are required to pay $.01 per awarded share. All other stock awards in the above table represent restricted shares awarded that contain service-based vesting provisions.

(3)
The exercise price of $6.00 per share represents the exercise price determined in connection with the initial issuance of options under the 2003 Option Plan in fiscal 2003.

V.     Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        The following items are described below in support of data reported in the Summary Compensation Table and the Grants of Plan-Based Awards table:

  •
  Employment agreement with Ms. Hagen

  •
  Resignation of Mr. Moore

  •
  Awards under the 2008 Annual Incentive Plan

  •
  Awards under the 2003 Option Plan

  •
  Awards under the 2005 Stock Plan

  •
  Awards under the 2008 Stock Plan

  •
  Incentive plan performance targets

Employment agreement with Ms. Hagen

        On March 29, 2007, we entered into the 2007 CEO Agreement with Ms. Hagen pursuant to which Ms. Hagen serves as CEO of the Company. The term of the 2007 CEO Agreement is from April 23, 2007 until April 22, 2010, unless terminated earlier in accordance with the provisions thereof.

        Pursuant to the 2007 CEO Agreement, Ms. Hagen initially received base compensation ("Base Compensation") of $650,000 per annum. Her Base Compensation is subject to review and potential increase (but no decrease) annually by the Board of Directors. In February 2008, Ms. Hagen's Base Compensation was increased to $689,000 per annum. In March 2009, the Board of Directors decided that Ms. Hagen's Base Compensation would be increased to $725,000 per annum beginning July 6, 2009.

        Ms. Hagen is also entitled to participate in the Annual Incentive Plan. Ms. Hagen's annual target cash bonus potential under the Annual Incentive Plan will be, and shall not exceed, 100% of Base Compensation, and shall be based on annual performance goals, to be mutually agreed upon by the Board of Directors and Ms. Hagen, which, for fiscal 2008, were the same goals as set forth below in the section entitled "Incentive plan performance targets". Separately, Ms. Hagen's annual target cash bonus for the fiscal year ending December 29, 2007 was guaranteed under the 2007 CEO Agreement and was paid to Ms. Hagen in fiscal 2008.

        On April 23, 2007, we granted Ms. Hagen 100,000 restricted shares (the "Initial Grant") of the Company's Common Stock, 50,000 shares of which were granted pursuant to the 2005 Stock Plan and 50,000 shares of which were granted pursuant to the 2004 Restricted Plan. The Initial Grant vests as follows: (1) 50,000 of the 100,000 restricted shares shall vest based on service at a rate of 25% per year on the first four anniversaries of the award date, and (2) the remaining 50,000 restricted shares vest over a period of 4 years, at a rate of 25% per year, provided certain performance goals are met as established by the Board of Directors over the 4 year vesting period.

        On the first, second, and third anniversaries of the effective date of the 2007 CEO Agreement, and upon the satisfaction of certain performance goals established by the Board of Directors for fiscal years 2007, 2008, and 2009 respectively, Ms. Hagen shall be eligible for an annual target award of 50,000 restricted shares (with a minimum of zero and a maximum of 100,000) of common stock under the 2005 Stock Plan, provided, that for the equity award opportunity on the first anniversary of the Effective Date (i.e., fiscal year 2007 performance), Ms. Hagen received no less than 50% of the target award (i.e., 25,000 restricted shares) (the "Guaranteed Shares"). The equity awards, if any, for the first, second, and third anniversaries of the Effective Date shall vest over a period of four years, at a rate of 25% per year, provided certain performance goals are met as established by the Board of Directors over the four year vesting period; provided further, the Guaranteed Shares vest based on service at a rate of 25% per year on the first four anniversaries of the award date.

        This description is a summary of, and is qualified by reference to, the 2007 CEO Agreement which was filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007.

Resignation of Mr. Moore

        On April 8, 2008, we entered into a Separation Agreement with Mr. Moore (the "Separation Agreement"). On April 10, 2008, Mr. Moore resigned as our Chief Financial Officer. His employment with us ended on April 22, 2008 (the "Resignation Date").

        In accordance with the Separation Agreement, Mr. Moore received his then current base salary through the Resignation Date. In addition, as payment of severance, Mr. Moore is entitled to receive (i) an amount equal to his current base salary until April 22, 2010, (ii) an additional amount for his unused vacation days and paid time off days, and (iii) his pro-rated target bonus for the Company's 2008 fiscal year. Mr. Moore also retains the vested portion of his restricted stock awards (less amounts previously withheld for taxes), totaling 21,020 shares of Class A Common Stock (the "Restricted Shares") and the vested portion of his stock option grants, totaling options to acquire 55,000 shares of Class A Common Stock (the "Option Shares"). The Restricted Shares and Option Shares remain subject to the terms and conditions of the 2005 Stock Plan and 2003 Option Plan, respectively, and accompanying grant agreements, except for identified provisions requiring forfeiture in the event of certain terminations and restrictions on the resale of the Restricted Shares. All payments under the Separation Agreement are subject to applicable tax withholding by the Company.

        Until April 22, 2009, we paid the employer and employee portion of the premiums for group medical, dental and hospitalization insurance (the "Health Benefits") at the coverage levels in effect at the Resignation Date. Mr. Moore also is entitled to continue his Health Benefits as provided by the Consolidated Omnibus Budget Reconciliation Act ("COBRA") beginning on April 22, 2009 and continuing through October 22, 2010, at his sole cost and expense.

        The Separation Agreement contains customary (a) confidentiality obligations for Mr. Moore with respect to both Company and third-party confidential information, (b) non-compete and non-solicitation obligations for Mr. Moore through April 22, 2010, and (c) protection of the Company's intellectual property rights. In addition, under the terms of the 2003 Option Plan, Mr. Moore will continue to be subject to the non-compete provisions of this plan for so long as the Option Shares remain outstanding. In connection with the execution of the Separation Agreement, Mr. Moore also executed a General Release of claims in favor of the Company and certain of its affiliates and related parties.

        Except as provided above, Mr. Moore is not entitled to receive any other payments from us related to the termination of his employment, including without limitation payments pursuant to the Executive Employment Agreement, dated as of March 24, 2006, between Mr. Moore and the Company, as amended on March 31, 2007 (the "Executive Employment Agreement"), the Change in Control Severance Compensation Agreement, dated as of January 23, 2008, between Mr. Moore and the Company (the "Change in Control Agreement"), or the Company's Annual Incentive Plan in respect of a bonus or stock-in-lieu-of-cash alternative for the current fiscal year.

        Effective April 8, 2008, each of the Executive Employment Agreement and the Change in Control Agreement was terminated in accordance with the terms and conditions of the Separation Agreement, without any obligation on the part of the Company or Mr. Moore under either agreement for any event or transaction occurring prior to or following the termination of both agreements.

Awards under the 2008 Annual Incentive Plan.

        Ms. Hagen, Mr. Kocourek, and Mr. Hale each received grants, subject to achievement of performance targets, under the 2008 Annual Incentive Plan, as follows:

	Threshold	Target	Maximum
Ms. Hagen	$341,500	$683,000	$1,366,000
Mr. Kocourek	80,626	161,253	322,506
Mr. Hale	92,914	185,828	371,656

        Amounts earned for fiscal 2008 under the Annual Incentive Plan, which are based on the partial achievement of 2008 performance targets, are as follows: for Ms. Hagen—$478,100, for Mr. Kocourek—$112,877, and for Mr. Hale—$130,080. In March 2009, the Board of Directors approved a program for certain participants in the Annual Incentive Plan, including our current executive officers, under which such participants may elect to receive all, or a portion, of the cash amounts due under the Annual Incentive Plan in the form of immediately vested restricted stock subject to a minimum two year holding requirement. Ms. Hagen, Mr. Kocourek and Mr. Hale elected to receive the following amounts of compensation in the form of restricted stock: Ms. Hagen—$478,100; Mr. Kocourek—$56,439; and Mr. Hale—$97,560. The number of shares issued for such compensation was based on the average closing price of the Company's stock over the fifteen trading days ending March 31, 2009. Further, in consideration of the election by the executive officers to receive restricted stock in lieu of cash, additional non-cash compensation was provided to the executive officers in the form of restricted shares, which vest over a two year period from the grant date and are subject to the same two year holding requirement. The number of additional restricted shares awarded was as follows: Ms. Hagen—102,377; Mr. Kocourek—6,043; and Mr. Hale—15,668.

Awards under the 2003 Option Plan.

        The 2003 Option Plan was approved by the Board of Directors and stockholders and is administered by the Compensation Committee. The stock options, representing 400,000 shares, have a five-year life and vest, based on the achievement of various service and financial performance criteria, over a four-year period with the initial awards beginning their vesting terms as of January 4, 2004. Vesting may be immediate or based on service and/or upon achievement of annual performance targets (see "Incentive plan performance targets" below) and is accelerated upon a change in control. The Company does not intend to make further grants under the 2003 Option Plan.

        Consistent with SFAS 123(R), stock options previously awarded to employees in fiscal 2003 and fiscal 2005 which contain performance-based vesting provisions relating to the 2006 fiscal year are considered modified. Vesting of these option grants were originally based on achievement of 2006 performance targets, which targets were not met. Accordingly, these option awards were not earned and did not vest in 2006. In accordance with the 2003 Option Plan, these option awards remained active in fiscal 2007 and were subject to fiscal 2007 performance targets. Consistent with SFAS 123(R), such awards are treated as an exchange of the original award for a new award and the grant date fair values, as presented in the Grants of Plan-Based Awards table, and 2007 compensation costs for such options have been re-measured as of the beginning of the 2007 fiscal year as such performance targets were not established until the inception of the 2007 fiscal year. As a result, option awards considered granted in fiscal 2007, subject to performance vesting in fiscal 2007 are as follows: for Mr. Moore—19,940, and for Mr. Hale—9,080.

        Actual performance for fiscal 2007 would have resulted in the vesting of approximately 51% of the stock option grants subject to the annual financial performance vesting requirement under our 2003 Option Plan. The Compensation Committee, in exercise of its discretion, granted participants, including the executive officers, vesting credit equal to 100% of target. As a result, the Company will recognize compensation expense in fiscal 2008 associated with the vesting of such awards not earned through the achievement of performance targets for fiscal 2007. Consistent with SFAS 123(R), the Company treats all grants that remain active in a subsequent year as "re-granted" shares for that year. See "Incentive plan performance targets" below.

        For additional information regarding the 2003 Option Plan, see Note 12 "Stock Option and Restricted Stock Plans" to the Consolidated Financial Statements included in Item 8 to the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2009.

Awards under the 2005 Stock Plan.

        The 2005 Stock Plan was approved by the Board of Directors and stockholders and is administered by the Compensation Committee. The 2005 Stock Plan, which expires in 2015, approved for issuance 482,000 restricted shares to employees of the Company. For grants of restricted stock under the 2005 Stock Plan, vesting may be immediate or based on service and/or upon achievement of annual performance targets (see "Incentive plan performance targets" below) and is accelerated upon a change in control. The Company does not intend to make further grants under the 2005 Stock Plan.

        For awards provided to executive officers under the 2005 Stock Plan in fiscal 2008, the vesting of those awards is as follows (number of shares):

	Ms. Hagen	Mr. Kocourek	Mr. Hale	Mr. Moore
Service Vesting
3/12/2008(1)	6,125	—	637	1,387
4/10/2008	—	3,750	—	—
4/22/2008			2,071
4/10/2009	—	2,210	—	—
4/10/2010	—	2,210	—	—
4/10/2011	—	2,210	—	—
4/23/2009	4,400	—	—	—
4/23/2010	4,400	—	—	—
4/23/2011	4,400	—	—	—

	19,325	10,380	2,708	1,387
Performance Vesting(2)
2008 Performance	41,800	1,540	650	—

	41,800	1,540	650	—

Total shares granted	61,125	11,920	3,358	1,387

(1)
Actual performance for fiscal 2007 resulted in the vesting of approximately 51% of the restricted stock grants subject to the annual financial performance vesting requirement under our 2005 Stock Plan. In March 2008, the Compensation Committee, in exercise of its discretion, granted participants, including the executive officers, vesting credit equal to 100% of target. As a result, we recognized compensation expense in fiscal 2008 associated with the vesting of such awards not earned through the achievement of performance targets for fiscal 2007. Consistent with SFAS 123(R), we treat all grants that remain active in a subsequent year as "re-granted" shares for that year. See "Incentive plan performance targets" below.

(2)
Shares were also awarded to the executive officers which vest and become available in the future based on the achievement of performance targets for the 2009 fiscal year through the 2011 fiscal year. Consistent with SFAS 123(R), such awards are not considered grants, as the terms of such awards for future periods, particularly the performance targets, were not known as of the end of the 2008 fiscal year. Total shares available for future performance-based vesting for 2009 through 2011 are as follows: Ms. Hagen—32,500 shares and Mr. Kocourek—3,080 shares.

        For additional information regarding the 2005 Stock Plan, see Note 12 "Stock Option and Restricted Stock Plans" to the Consolidated Financial Statements included in Item 8 to the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2009.

Awards under the 2008 Stock Plan

        The 2008 Stock Plan was approved by the Board of Directors and stockholders and is administered by the Compensation Committee. The 2008 Stock Plan, which expires in 2018, reserves for issuance 425,000 shares of Common Stock to employees of the Company. The Compensation Committee may, from time to time, award a variety of equity-based incentives under the 2008 Stock Plan in amounts and with specified restrictions as it determines in its discretion. Awards granted under the 2008 Stock Plan may be in the form of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, or other types of stock awards that involve the issuance of, or that are valued by reference to, shares of the Company's Common Stock. In some cases, the Compensation Committee may structure awards as performance-based compensation under Section 162(m) of the Code. As determined by the Compensation Committee, vesting may be accelerated on the occurrence of a change in control or other events.

        During fiscal 2008, awards were approved and issued to Mr. Kocourek and Mr. Hale under the 2008 Stock Plan. These awards included service-based restricted shares which vest over a three year period as follows: for Mr. Kocourek—5,940 restricted shares and for Mr. Hale—6,178 restricted shares. Additionally, restricted stock units that vest based on the achievement of 2008 performance targets and the completion of requisite service periods were awarded as follows: for Mr. Kocourek—12,060 restricted stock units and for Mr. Hale—12,543 restricted stock units. As performance targets for fiscal 2008 were not achieved, no restricted shares will be issued relating to the restricted stock units.

        For additional information regarding the 2008 Stock Plan, see Note 12 "Stock Option and Restricted Stock Plans" to the Consolidated Financial Statements included in Item 8 to the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2009.

Incentive plan performance targets.

        Our Annual Incentive Plan for fiscal 2008 provided that targeted pay-outs under the plan would be made if we achieved our performance targets for fiscal 2008, the most significant of which was defined as the achievement of consolidated EBITDA of $136.0 million for the 2008 fiscal year. Additionally, participants could earn 50% of their target award if consolidated EBITDA reached $125.6 million, and as much as 200% of their target amount if consolidated EBITDA reached $149.0 million. The minimum consolidated EBITDA threshold was not met for fiscal 2008. The 2008 Annual Incentive Plan also contained performance targets associated with management of working capital on a regional and consolidated basis and global safety performance. The working capital targets were met at varying levels on a regional basis, and the consolidated working capital and safety performance targets were each met at the maximum level.

        Additionally, portions of restricted shares awarded under the 2005 Stock Plan and options awarded under the 2003 Option Plan contain threshold and target EBITDA performance vesting provisions identical to the Annual Incentive Plan measures. For fiscal 2008, these performance targets for these equity-based incentives were not met.

        With respect to awards under the 2003 Option Plan and the 2005 Stock Plan, if the performance targets are not met in any particular year (a "Missed Year"), the awards that did not vest in the Missed Year (the "Carryover Awards") will remain active in the next fiscal year and will be subject to the performance targets established for that next fiscal year. Consistent with SFAS 123(R), we treat all grants that remain active in a subsequent year as "re-granted" shares for that year. If the performance targets for such fiscal year are met, the Carryover Awards will vest at the same time and in the same manner as the incentive plan awards granted for such fiscal year. In no event will any unvested portion of any award remain active after the fiscal year following the Missed Year. If performance targets applicable to Carryover Awards are not met in the next fiscal year, the Carryover Awards are forfeited.

        For example, the Company did not achieve its performance target for 2006 (EBITDA of $136.0 million). Therefore, the unvested amounts for 2006 remained active in 2007 and vested based on the partial achievement (51%) of performance targets established for 2007. Absent any further action by the Board of Directors (see below), if the 2007 performance targets had not been met, the 2006 awards that remained active would have expired unvested and the unvested portion of the 2007 grants would have remained active for 2008.

        On March 12, 2008, the Compensation Committee exercised its discretion and granted participants additional vesting credit for previously granted stock options and restricted stock because our performance was significantly and negatively impacted by factors outside of management's full control, most notably rapid raw material increases in the fourth quarter of fiscal 2007. These outside factors significantly impacted our overall performance and the U.S. Nonwovens business and our Fabpro Oriented Polymers division in particular. Actual performance for fiscal 2007 would have resulted in the vesting of approximately 51% of the stock options and restricted stock grants subject to the annual financial performance vesting requirement under our 2003 Stock Option Plan and/or our 2005 Stock Plan. The Compensation Committee granted participants, including the executive officers, vesting credit equal to 100% of target. As a result, we recognized compensation expense in fiscal 2008 associated with the vesting of such awards not earned through the achievement of performance targets for fiscal 2007.

        In addition, on March 12, 2008, following the completion of the audit of our financial results for fiscal year 2007, the Compensation Committee reviewed actual performance for fiscal year 2007 under the Annual Incentive Plan. Except for Mr. Hale, the Compensation Committee approved awards for the executive officers in accordance with the 2007 Annual Incentive Plan. Regarding Mr. Hale, and other employees who participated in the 2007 Annual Incentive Plan from the U.S. Nonwovens business and the Company's Fabpro Oriented Polymers division, the Compensation Committee, in exercise of its discretion, authorized a one-time grant of restricted stock pursuant to the Company's 2005 Stock Plan to increase total compensation under the 2007 Annual Incentive Plan to 50% of targeted performance. The Compensation Committee's adjustment resulted in Mr. Hale receiving $29,888 (in the form of stock) beyond the award earned under the 2007 Annual Incentive Plan. The Compensation Committee exercised its discretion to provide additional compensation due to the effect on performance from factors outside of management's control, most notably rapid raw material increases in the fourth quarter of fiscal 2007, which significantly impacted our overall performance and for the U.S. Nonwovens business and the Company's Fabpro Oriented Polymers division in particular. As a result, we recognized compensation expense in fiscal 2008 associated with the vesting of such awards not earned through the achievement of performance targets for fiscal 2007.

        In further exercise of its discretion and for the reasons stated above, the Compensation Committee authorized a grant of restricted stock to Ms. Hagen in excess of the grant earned based on fiscal 2007 performance. Based on fiscal 2007 performance at 51% of target, Ms. Hagen would have been entitled to receive a grant equal to 25,500 shares of the Company's common stock. The Compensation Committee authorized a total grant of 35,000 shares of the Company's Common Stock, which grant was made on April 23, 2008, the anniversary of the effective date of the 2007 CEO Agreement. The authorized grant includes the 25,000 Guaranteed Shares (as defined in the 2007 CEO Agreement).

        With respect to awards in 2008 under the 2008 Stock Plan, 67% of the award was performance-based restricted stock units and 33% was service-based restricted shares. For the performance-based restricted stock units, vesting was based upon the achievement of performance targets in 2008 for consolidated Return on Net Assets ("RONA"), which accounted for approximately 75% of the total performance target, and consolidated EBITDA, which accounted for approximately 25% of the total performance target. Based on actual results for fiscal 2008, neither the RONA target nor the consolidated EBITDA target was met. Grants under the 2008 Stock Plan do not contain Missed Year or Carryover Award provisions.

        For more information, see "2008 Grants of Plan Based Awards" table and accompanying footnotes, "Awards under the 2003 Option Plan", "Awards under the 2005 Stock Plan", and "Awards under the 2008 Stock Plan", above.

VI.    Outstanding Equity Awards at Fiscal Year-End

        The following table presents information regarding outstanding equity awards held by executive officers at the end of the 2008 fiscal year:

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)(6)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(4)
Ms Hagen	—	—	—	—	—	75,700	$454,200	41,800	$250,800
Mr. Kocourek	—	1,500	500	$6.00	5/11/2011	15,070	90,420	13,600	81,600
Mr. Hale	—	10,435	2,065	6.00	4/25/2010	7,103	42,618	13,193	79,158
Mr. Moore	—	15,000	—	$6.00	4/25/2010	—	—	—	—

(1)
The vesting dates of options containing service-based vesting and options earned as a result of achieving performance-based targets are as follows:

		Vested at 1/3/2009	Vesting 5/11/2009	Vesting 5/11/2010	Vesting 5/11/2011	Total
Mr. Kocourek	2006 Grant	750	250	250	250	1,500
Mr. Hale	2005 Grant	10,435	—	—	—	10,435
Mr. Moore	2005 Grant	15,000	—	—	—	15,000
(2)
Options for 500 shares have also been awarded to Mr. Kocourek which will vest and become available in the future based on the achievement of 2009 performance targets. Consistent with SFAS 123(R), such awards are not considered grants, as the terms of such awards for future periods, particularly the performance targets, were not known as of the end of the 2008 fiscal year.

(3)
The vesting dates of restricted shares are as follows:

	Ms. Hagen	Mr. Kocourek	Mr. Hale
1/20/2009	—	—	925
4/10/2009	—	2,210	—
4/23/2009	18,750	—	—
5/15/2009	—	1,250	—
6/4/2009	4,400	1,980	2,059
4/10/2010	—	2,210	—
4/23/2010	18,750	—	—
5/15/2010	—	1,250	—
6/4/2010	4,400	1,980	2,059
4/10/2011	—	2,210	—
4/23/2011	18,750	—	—
6/4/2011	4,400	1,980	2,059
4/10/2012	6,250	—	—

Total	75,700	15,070	7,103

(4)
Determined based on the closing price of the Company's common stock ($6.00) on January 3, 2009.

(5)
Shares have also been awarded to the executive officers that will vest and become available in the future based on the achievement of performance targets for the 2009 fiscal year through the 2011 fiscal year. Consistent with SFAS 123(R), such awards are not considered grants, as the terms of such awards for future periods, particularly the performance targets, were not known as of the end of the 2008 fiscal year. Total shares available for future performance-based vesting for 2009 through 2011 are as follows: Ms. Hagen—32,500 shares and Mr. Kocourek—3,080 shares.

(6)
On March 12, 2008, the Compensation Committee approved vesting of previously granted stock options and restricted stock under the Company's 2003 Option Plan and/or the Company's 2005 Stock Plan at rates in excess of the 51% vesting earned based on performance for fiscal 2007. The Compensation Committee, in exercise of its discretion, granted participants, including the executive officers, vesting credit equal to 100% of target. As a result, the Company recognized compensation expense in fiscal 2008 associated with the vesting of such awards not earned through the achievement of performance targets for fiscal 2007.

VII.    Option Exercises and Stock Vested

        The following table presents information regarding the exercise of options for Common Stock and the vesting of restricted shares by executive officers during the 2008 fiscal year:

2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(6)
Ms Hagen	—	—	6,125	(1)	$73,500
			12,500	(3)	187,500
Mr. Kocourek	—	—	3,750	(4)	54,375
			1,250	(4)	20,000
Mr. Hale	—	—	637	(1)	7,644
			925	(2)	16,650
			2,071	(5)	30,547
Mr. Moore	—	—	2,035	(2)	36,630
	—	—	1,387	(1)	16,640

(1)
Vested shares for Ms. Hagen relate to 2007 performance-based shares originally granted on April 23, 2007, under the 2005 Stock Plan. Vested shares for Mr. Moore and Mr. Hale relate to 2006 performance-based shares originally granted on January 20, 2006, and subsequently modified on January 1, 2007, under the 2005 Stock Plan and to 2007 performance-based shares.

(2)
Vested shares for Mr. Moore and Mr. Hale relate to service-based shares granted on January 20, 2006 under the 2005 Stock Plan.

(3)
Vested shares for Ms. Hagen relate to service-based shares granted on April 23, 2007 under the 2004 Restricted Plan.

(4)
Vested shares for Mr. Kocourek relate to (i) 3,750 immediately vested shares granted on April 10, 2008, and (ii) 1,250 service-based shares granted on May 15, 2006, under the 2005 Stock Plan.

(5)
For the reasons discussed in "Payouts under the 2007 Annual Incentive Plan" in Section I above, the Compensation Committee made a one-time immediately vested grant of 2,071 shares to Mr. Hale on April 22, 2008 under the 2005 Stock Plan.

(6)
Shares are valued at the closing price of the Company's Common Stock on the vesting date.

VIII.    Pension Benefits

        We have no pension benefits for the executive officers.

IX.   Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

        We have no nonqualified defined contribution or other nonqualified deferred compensation plans for executive officers.

X.    Payments Upon Termination and Potential Payments Upon Termination or Change in Control

  Termination of Ms. Hagen under the 2007 CEO Agreement

        Before a Change in Control (as defined in the 2007 CEO Agreement), the Company may terminate Ms. Hagen for any reason whatsoever, including termination without cause, in the sole discretion of the Board of Directors ("Involuntary Termination"). Upon an Involuntary Termination before the term expires, Ms. Hagen shall be entitled to receive from us as severance payments, in lieu of severance payments under any other plan or program of the Company, an amount equal to (i) two times the sum of (A) her Base Compensation, plus (B) her annual target bonus opportunity, each as in effect immediately prior to the date of her termination (the "Severance Amount"), (ii) any annual bonus for a completed fiscal year of the Company that has not yet been paid to Ms. Hagen (the "Prior Year Earned Bonus"), and (iii) her annual target bonus opportunity for the fiscal year in which the termination date occurs, multiplied by a fraction equal to the number of days of employment completed by Ms. Hagen during the fiscal year in which the termination date occurs divided by 365 (the "Pro Rata Bonus"), in each case if and only if Ms. Hagen has executed and delivered to us the General Release (as defined and in the form and substance specified in the 2007 CEO Agreement) and only so long as Ms. Hagen has not breached certain provisions of the 2007 CEO Agreement and does not apply for unemployment compensation chargeable to us during the period ending on the 24 month anniversary of the date of termination (the "Severance Period"). The Severance Amount for the first six months of the Severance Period, the Prior Year Earned Bonus and the Pro Rata Bonus payable under the 2007 CEO Agreement shall be paid to Ms. Hagen in a lump sum on the first day of the calendar month following the six month anniversary of the termination date, and the Severance Amount payable for the remainder of the Severance Period shall be payable in regular monthly installments. The above amounts payable shall not be reduced by the amount of any compensation Ms. Hagen receives with respect to any other employment during the Severance Period. For 24 months following the date of Ms. Hagen's termination, we shall, at our expense, continue on behalf of Ms. Hagen and her dependants and beneficiaries, the medical, dental and hospitalization benefits provided to Ms. Hagen immediately prior to the date of termination. Total benefits to be provided to Ms. Hagen in the event of Involuntary Termination as of the end of fiscal 2007 and before a Change in Control would have amounted to $3,923,100. If, prior to full vesting of any equity award (and regardless of whether the term has then expired), Ms. Hagen is terminated without Cause (as defined in the 2007 CEO Agreement), Ms. Hagen terminates for Good Reason (as defined in the 2007 CEO Agreement), or Ms. Hagen's employment terminates due to her death or her Disability (as defined in the 2007 CEO Agreement), Ms. Hagen shall become fully vested in all restricted shares previously granted to her.

        At or after a Change in Control, upon an Involuntary Termination before the term of the 2007 CEO Agreement expires, Ms. Hagen shall receive the benefits described above, except that the Severance Amount shall be equal to three times the sum of (A) her Base Compensation plus (B) her annual target bonus opportunity, each as in effect immediately prior to the Change in Control (or, if greater, immediately prior to the date of her termination), in each case if, and only if, Ms. Hagen has executed and delivered to us the General Release and only so long as Ms. Hagen has not breached certain provisions of the 2007 CEO Agreement and does not apply for unemployment compensation chargeable to us during the Severance Period. The Severance Amount shall be paid in a single lump sum at the earliest date that will not result in the imposition of the additional tax on Ms. Hagen described in Section 409A of the Internal Revenue Code of 1986, as amended. In addition, the period of benefit continuation described above shall be for thirty-six months rather than twenty-four months. In the event of a Change in Control of the Company (as defined in the 2007 CEO Agreement) at a time while Ms. Hagen remains our Chief Executive Officer, Ms. Hagen shall become fully vested in all restricted shares previously granted to her as of the date of the Change in Control, such vesting to occur upon the later to occur of (i) the date of the Change in Control or (ii) the date upon which Ms. Hagen completes at least 30 months of continuous employment.

        After termination or expiration of the 2007 CEO Agreement, Ms. Hagen shall not be entitled to any other salary, compensation or benefits, except as specifically provided for in our employee benefit plans or as otherwise expressly required by applicable law.

  Change in Control Severance Compensation Agreements

        We entered into separate Change in Control Severance Compensation Agreements (each, an "Agreement") with Messrs. Kocourek and Hale. Each Agreement became effective as of March 24, 2006 and expired on its own terms on December 31, 2007. On January 23, 2008, we entered into new Change in Control Severance Compensation Agreements (each, a "New Agreement") with Messrs. Kocourek and Hale. The New Agreements expire on December 31, 2009, subject to extension as described below. Each of the Agreements and New Agreements contain substantially the same terms and conditions and will be referred to below as the "CIC Agreements".

        In connection with Mr. Kocourek's appointment as CFO in April 2008, we amended his CIC Agreement to change the base salary and the target bonus components of the lump sum payment due upon termination of employment from (a) 12 months of base salary plus the greater of current year target bonus or prior year actual bonus to (b) 24 months of base salary plus the greater of two times current year target bonus or prior year actual bonus. The agreement was also amended to extend the non-competition and non-solicitation period from 12 months to 24 months and to add a subsection to the definition of "Termination for Good Reason" to include language previously included in the executive employment agreement with Mr. Moore related to financial reporting.

        Each CIC Agreement terminates automatically upon the occurrence of a termination of employment for certain matters, including for the recipient's death, disability, attainment of retirement age, and performance-related matters. In the event of a Change in Control (as defined in the CIC Agreement), each CIC Agreement is automatically extended to the earlier of (i) one year from the date of the Change in Control, or (ii) the recipient's death, disability, or retirement.

        For purposes of the CIC Agreements, a Change in Control is defined as the occurrence of certain specified events, including:

  •
  certain significant changes in voting control,

  •
  changes in the composition of the Board not approved by two-thirds of the existing Board,

  •
  the consummation of a merger or consolidation of the Company unless (a) the existing security holders continue to own more than 50% of the voting power of the surviving corporation, or (b) the corporate existence of the Company is unaffected and the CEO and directors retain their positions (and the existing directors constitute a majority of the Board), or

  •
  a complete liquidation of the Company or a sale of substantially all of our assets.

        If a Change in Control occurs during the term of the CIC Agreement, each recipient becomes entitled, upon the subsequent termination of his employment to receive Change in Control benefits, unless the termination is (i) by the recipient other than for "Good Reason," (ii) by us for "Cause" or because of the recipient's disability, or (iii) because of the recipient's death or attainment of retirement age. "Good Reason" includes the assignment of duties reasonably inconsistent with the recipient's position and responsibilities immediately prior to the Change in Control or changes in titles or offices of such recipient, a reduction in base salary or our failure to continue any material compensation or benefit plan (or reduce benefits or increase costs thereunder) or requiring relocation of such recipient's principal residence to at least 100 miles away, and, in the case of Mr. Kocourek, an unresolved good faith disagreement over financial reporting. "Cause" includes a breach of the CIC Agreement, a breach of the recipient's duty of loyalty to the Company or an act of dishonesty or fraud with respect to the Company, commission of a felony, a crime involving moral turpitude or other act or omission causing material harm to our reputation, drug use, reporting to work under the influence of alcohol or aiding a competitor supplier or customer to our material detriment.

        Change in Control benefits include, among other things, a lump sum cash payment that is the sum of (i) 24 times the recipient's current monthly base salary, and (ii) two times the greater of (x) the recipient's annual bonus earned for our most-recently completed fiscal year and (y) the recipient's annual target bonus for the year that includes the date of termination (the "Severance Payment"). Change in Control benefits also include the acceleration of all unvested shares of restricted stock previously issued to the recipient under the 2005 Stock Plan, continuation of life and medical insurance plans for the recipient for a period of 12 months following the date of termination, payment of all reasonable legal fees and expenses incurred by the recipient as a result of termination and payment of reasonable costs of outplacement services (not to exceed $15,000).

        If a recipient is terminated other than as a result of a Change in Control (unless by the recipient other than for Good Reason or by us for Cause or as a result of the recipient's disability or retirement), the recipient will be entitled to Company benefits to which he would otherwise entitled; provided that any severance pay will not be less than the Severance Payment.

        As consideration for any benefits, each recipient is obligated to maintain the confidentiality of certain confidential business information, promptly disclose to us all intellectual property related to the Company that is generated by the recipient, and adhere to certain non-competition and non-solicitation obligations.

        The foregoing description does not purport to be complete and is qualified by reference to the form of Agreement filed with the SEC.

        Had termination occurred as of the last business day of the 2008 fiscal year as a result of a Change in Control, potential payments to Ms. Hagen and to Messrs. Kocourek and Hale would have been as follows:

	Severance Amount	Early Vesting of Restricted Shares(1)	Early Vesting of Options(2)	Health Benefits	Outplacement Services	Total
Ms Hagen	$5,301,100	$900,000	$—	$36,612	$—	$6,237,712

Mr. Kocourek	1,080,000	82,500	—	—	15,000	1,177,500

Mr. Hale	1,123,278	9,450	—	22,416	15,000	1,170,144

(1)
Determined based on the closing price of our common stock ($6.00) on January 3, 2009.

(2)
Under the 2003 Option Plan, all unvested options immediately vest in the event of a change in control. Such options are valued at the closing price of the underlying shares as of the last day of the 2008 fiscal year ($6.00), reduced by the exercise price of $6.00 per share required to be paid by the participant.

XI.   Compensation of Directors

        The following table presents a summary of compensation for directors for the 2008 fiscal year:

2008 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mr. Hewitt	$17,500	$65,893	—	—	—	—	$83,393

Ms. Fessenden	—	—	—	—	—	—	—

Mr. Hall	—	—	—	—	—	—	—

Mr. Ovenden	84,500	18,386	—	—	—	—	102,886

Mr. Volpe	6,500	69,861	—	—	—	—	76,361

Former Directors
Mr. Arias	36,000	11,110	—	—	—	—	47,110

Mr. Linden	39,000	11,110	—	—	—	—	50,110

Mr. Nesmith	62,500	35,781	—	—	—	—	98,281

(a)
Messrs. Pedro A. Arias, Eugene Linden and Lap Wai Chan resigned from the Board of Directors of the Company on May 22, 2008. Also on May 22, 2008, the Board appointed Mark Patterson as a director to fill Mr. Chan's unexpired term. Mr. Patterson will serve until the 2009 annual meeting of stockholders of the Company, until his successor is duly elected and qualified or until his death, resignation or removal, in accordance with the Company's Amended and Restated By-laws and the Shareholders Agreement, dated as of March 5, 2003, as amended on December 20, 2004.

On December 9, 2008, Wade D. Nesmith resigned from the Board of Directors of the Company. On December 10, 2008, the Board elected Keith B. Hall as a director to fill Mr. Nesmith's unexpired term. Mr. Hall will serve until the 2009 annual meeting of stockholders of the Company, until his successor is duly elected and qualified or until his death, resignation or removal, in accordance with the Company's Amended and Restated By-laws and the Shareholders Agreement. Mr. Hall was appointed to the Audit Committee of the Board. Mr. Hall will also serve as Chair of the newly created Capital Projects Committee.

On December 10, 2008, the Board also elected Elizabeth A. Fessenden as a director to fill the unexpired term of Mr. Linden, who resigned from the Board on May 22, 2008. Ms. Fessenden will serve until the 2009 annual meeting of stockholders of the Company, until her successor is duly elected and qualified or until her death, resignation or removal, in accordance with the Company's Amended and Restated By-laws and the Shareholders Agreement. Ms. Fessenden was appointed to Chair the Nominating and Corporate Governance Committee of the Board. Ms. Fessenden will also serve on the Compensation Committee and the Capital Projects Committee.

Both Mr. Hall and Ms. Fessenden are non-employee directors and are deemed to be independent of the Company and its management within the meaning of the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange. Ms. Fessenden and Mr. Hall were newly elected to the Board of Directors on December 10, 2008 and received no compensation for services during fiscal 2008.

(b)
At fiscal year-end, the aggregate number of restricted stock awards outstanding for each director was as follows: Mr. Hewitt—15,327 shares; Mr. Ovenden—13,806 shares; and Mr. Volpe—10,445 shares.

(c)
Compensation for stock and option awards is determined in accordance with Statement of Financial Accounting Standards No. 123(R) "Share-Based Payment" ("SFAS 123(R)"). For a discussion of terms and assumptions regarding the accounting for restricted shares and options, see Note 2 "Accounting Policies and Financial Statement Information" and Note 12 "Stock Option and Restricted Stock Plans" to the Consolidated Financial Statements included in Item 8 to the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2009.

(d)
The grant date fair values of restricted stock awards granted to directors in 2008 are as follows:

	Award Date	Grant Date Fair Value of Awards Issued
Mr. Arias	1/17/2008	$9,271
Mr. Hewitt	1/17/2008	22,521
Mr. Hewitt	4/10/2008	14,674
Mr. Hewitt	7/7/2008	38,194
Mr. Hewitt	10/13/2008	9,581
Mr. Linden	1/17/2008	9,271
Mr. Nesmith	1/17/2008	9,271
Mr. Nesmith	7/7/2008	24,531
Mr. Ovenden	1/17/2008	9,271
Mr. Ovenden	7/7/2008	24,531
Mr. Volpe	1/17/2008	20,641
Mr. Volpe	4/10/2008	12,586
Mr. Volpe	7/7/2008	37,674
Mr. Volpe	10/13/2008	14,377

  Annual Board/Committee Retainer Fees

        Management directors and affiliates of MatlinPatterson Global Advisers LLC are not entitled to receive any fees for their service on the Board of Directors. Accordingly, Mr. Betolaza, Mr. Chan, Ms. Hagen, and Mr. Patterson are not included in the Director Compensation table as they received no compensation as directors during 2008.

        Effective with the start of the third quarter of fiscal 2008, the Board of Directors modified the compensation program for Directors. Under the new compensation program, Mr. Hewitt, as Chairman of the Board, receives an annual retainer in the amount of $120,000 and other directors each receive an annual retainer of $100,000 (hereafter referred to as the "Base Retainer(s)"). In addition to his Base Retainer, Mr. Ovenden, for service as Chair of the Audit Committee, receives an additional yearly fee of $20,000. In addition to their Base Retainers, Mr. Volpe and Ms. Fessenden, as Chairpersons of the Compensation Committee and Nominating and Corporate Governance Committee, respectively, will each receive an additional annual fee of $10,000 for serving in such capacities. In addition to his Base Retainer, Mr. Hall, Chair of the Capital Projects Committee, will receive a yearly fee of $5,000 for serving in such capacity. Such fees, excluding the portion paid in stock as described below, are paid on a quarterly basis. As part of the new program, fees previously paid for attending meetings of the

Board of Directors, or committees of the Board of directors, were discontinued. Directors are also reimbursed for out-of-pocket expenses incurred in connection with attending meetings and in their capacities as committee chairpersons.

  Stock Awards Issued for Fees, in Lieu of Cash Payment

        Under the 2004 Restricted Plan, and unless otherwise determined by a committee of the Company's Board of Directors not eligible to receive restricted shares under the 2004 Restricted Plan, 50% of each director's Base Retainer fee will be payable in restricted shares of the Company's Class A Common Stock. In addition, directors may elect to receive restricted stock in lieu of cash payments for quarterly director's fees.

 TRANSACTIONS WITH RELATED PERSONS

Shareholders Agreement

        In connection with our emergence from bankruptcy on March 5, 2003, PGI, MatlinPatterson Global Opportunities Partners, L.P. and certain other stockholders (collectively "Non-Matlin Global Partners Holders") entered into a Shareholders Agreement, dated as of March 5, 2003, as amended on December 20, 2004 (the "Shareholders Agreement"). The terms of the Shareholders Agreement are described below.

        Contractual Preemptive Rights.    The Shareholders Agreement grants contractual preemptive rights to each holder of the common stock issued: (a) pursuant to the Modified Plan, (b) upon the conversion of the Convertible Notes or exercise of the Warrants, (c) upon antidilution adjustments, or (d) upon stock splits, stock dividends or otherwise, in each case, in respect of the securities set forth in clauses (a), (b) and (c) above (collectively, the "Initial Common Stock"). Such contractual preemptive rights give each holder of Initial Common Stock the right to purchase up to its pro rata share of any shares of capital stock or options, warrants, conversion rights or other rights to acquire shares of capital stock proposed to be issued by us, subject to certain excluded issuances set forth in the Shareholders Agreement and summarized in the immediately following sentence. The contractual preemptive rights may be waived with the prior consent of our Board of Directors, including at least one Non-Matlin Global Partners Board Member, and MatlinPatterson Global Opportunities Partners. The contractual preemptive rights terminate if we experience a change of control or with the consent of our Board of Directors, including at least one Non-Matlin Global Partners Board Member, and MatlinPatterson Global Opportunities Partners.

        Tag-Along Rights.    MatlinPatterson Global Opportunities Partners has granted certain "tag-along" rights to each holder of Initial Common Stock.

        Provisions Regarding Our Board of Directors.    In accordance with the Plan, the Shareholders Agreement sets forth certain covenants of the parties thereto with respect to the composition of our Board of Directors and the voting of the shares held thereby with respect to the nomination, election and removal of directors. Pursuant to the Plan and the Shareholders Agreement, our Board of Directors is (a) fixed at nine members, each with one year terms, subject to the removal provisions of our Amended and Restated By-Laws, and (b) composed of five directors designated by MatlinPatterson Global Opportunities Partners (together with any direct or indirect successors thereto designated by MatlinPatterson Global Opportunities Partners, the "MP Board Members"), two directors designated by the Non-Matlin Global Partners Holders (together with any direct or indirect successors thereto, the "Non-Matlin Global Partners Board Members"), and two directors designated by the Board so long as at least one Non-Matlin Global Partners Board Member votes in the affirmative for the nominee. The voting and appointing of members of the board of directors are subject to certain provisions of the Shareholders Agreement. Messrs. Betolaza, Hewitt, and Patterson are currently MP Board Members. As disclosed in "Management—Nominees for Directors," Mr. Betolaza is a Partner and Mr. Patterson is Chairman of MatlinPatterson Global Advisers LLC, an affiliate of MatlinPatterson Global Opportunities Partners, L.P.

        The Shareholders Agreement contains other provisions regarding, among other things, reporting obligations, registration rights, transferring rights granted by the Shareholders Agreement, third party beneficiaries and enforcement of certain provisions of the Shareholders Agreement thereby, specific performance, amendments, granting of equivalent rights to our additional stockholder, and termination of the requirements for approval of actions by Non-Matlin Global Partners Board Members once they are no longer required to have a seat on the Board.

Review, Approval or Ratification of Transactions with Related Persons

        Transactions with related persons are required to be disclosed under our Code of Ethics for Directors (the "Code of Ethics") and our Code of Conduct and Business Principles (the "Code of Conduct"), which policies include disclosure of items covered by Item 404(a) of Regulation S-K. Depending on the source and type of related person transaction, the Audit Committee, who is charged with reviewing reports and disclosures of insider and affiliated party transactions, or the full Board, may review, approve or ratify the related person transaction, each in accordance with the standards stated in the Code of Conduct or Code of Ethics.

SOLICITATION AND EXPENSES OF SOLICITATION

        The proxies solicited hereby are solicited by our Board of Directors. We will bear the cost of soliciting proxies in the enclosed form. Our executive officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

STOCKHOLDER PROPOSALS FOR OUR 2010 ANNUAL MEETING

        Stockholders interested in submitting a proposal for inclusion in the Company's proxy materials for the annual meeting of stockholders in 2010 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, proposals of stockholders intended to be presented at the annual meeting in 2010 must be received by the Secretary of the Company no later than December 25, 2009 and will be considered untimely if received after such date. Proposals submitted outside the procedures prescribed in SEC Rule 14a-8 will be considered untimely if not delivered or mailed and received at our principal executive offices prior to the date of the annual meeting of stockholders. Proposals should be sent to Corporate Secretary, Polymer Group, Inc., 9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina 28269.

ADDITIONAL INFORMATION

        We will furnish without charge to each person whose Proxy is solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2009, as filed with the SEC, including the financial statements and the schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to Dennis Norman, Vice President—Strategy and Corporate Development, Polymer Group, Inc., 9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina 28269. Additional information, including a copy of the Company's Annual Report on Form 10-K, may be obtained by visiting the Company's publicly accessible website at www.polymergroupinc.com. A list of stockholders entitled to vote on matters at the Annual Meeting will be available for inspection at the Company's headquarters beginning on May 12, 2009.

        Please complete the enclosed Proxy and mail it in the postage-paid envelope provided as soon as possible.

 ANNEX I

AMENDED AND RESTATED POLYMER GROUP, INC.
2008 LONG-TERM STOCK INCENTIVE PLAN

ARTICLE 1.    PURPOSE AND EFFECTIVE DATE

        1.1    Purposes of the Plan.    Polymer Group, Inc. (the "Company") has established this amended and restated Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan (the "Plan") to promote the interests of the Company and its stockholders. The purposes of the Plan are to (a) provide certain employees of the Company and its Subsidiaries with incentives to contribute to the Company's performance, maximize stockholder value and otherwise contribute to the success of the Company and (b) enhance the Company's ability to attract, reward and retain such employees upon whose efforts the Company's success and future growth depends. The Plan permits the grant of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and other stock-based awards.

        1.2    Effective Date.    The plan was originally adopted by the Board of Directors on April 22, 2008 and became effective with the requisite approval of the Company's stockholders at the 2008 Annual Meeting of Stockholders. The Board of Directors adopted this amended and restated plan on March 26, 2009 which shall be effective as of May 22, 2009, subject to the requisite approval of the Company's stockholders at the 2009 Annual Meeting of Stockholders.

ARTICLE 2.    DEFINITIONS

        2.1    Definitions.    As used in the Plan, the following capitalized terms shall have the meanings set forth below:

          (a)   "Award" means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards or Stock Awards.

          (b)   "Award Agreement" means an agreement between the Company and the Participant, setting forth the terms and conditions applicable to an Award granted to the Participant under the Plan. The Award Agreement may be in the form of a master agreement with respect to all or any types of Awards supplemented by an Award notice issued by the Company.

          (c)   "Board" or "Board of Directors" means the Board of Directors of the Company.

          (d)   "Cause" means the occurrence of one or more of the following events: (i) the conviction of the Participant of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; (ii) a breach of the Participant's duty of loyalty to the Company or any of its Subsidiaries or any act of dishonesty or fraud with respect to the Company or any of its Subsidiaries; (iii) the commission by the Participant of a felony, a crime involving moral turpitude or other act or omission causing material harm to the standing and reputation of the Company and its Subsidiaries; (iv) the Participant's reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or economic harm; or (v) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or detriment of the Company and its Subsidiaries. In any event, the existence of "Cause" shall be determined by the Company, employing Subsidiary and/or Committee.

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          (e)   "Change in Control" means, except as otherwise expressly provided in an Award Agreement, the occurrence of one of the following events:

              (i)  if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, other than (A) an acquisition by an Exempt Person or (B) an acquisition by a "group" or "person" that contains or has as an owner, as the case may be, an Exempt Person that is the "beneficial owner", directly or indirectly, of securities or other equity or equity-like interests representing 20% or more of the combined voting power of such "group's" or "person's", as the case may be, then outstanding voting securities or other equity or equity-like interests;

             (ii)  during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof;

            (iii)  the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company's chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board), or (C) by or with any "person" that has as an owner an Exempt Person that is the "beneficial owner", directly or indirectly, of securities or other equity or equity-like interests representing 20% or more of the combined voting power of the Company's or such surviving entity's then outstanding voting securities or other equity or equity-like interests; or

            (iv)  the consummation of a plan of complete liquidation of the Company or consummation of the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person.

          Notwithstanding the foregoing and unless otherwise provided by the Committee, to the extent necessary to comply with Section 409A of the Code, the foregoing events shall constitute a Change in Control with respect to an Award that is subject to Section 409A of the Code only to the extent that such events also constitute a "change in control event" within the meaning of Section 409A of the Code and applicable regulations and guidance thereunder.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto. References to any section of the Code shall be deemed to include reference to applicable regulations thereunder and any successor provision.

          (g)   "Committee" means (i) the committee appointed by the Board to administer the Plan or (ii) in the absence of such appointment, the Board itself. Notwithstanding the foregoing, to the extent required for Awards to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, the Committee shall consist of two or more Directors who are "non-employee directors" within the meaning of such Rule 16b-3, and to the extent required for Awards to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of

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  the Code and the regulations thereunder, the Committee shall consist of two or more Directors who are "outside directors" within the meaning of Section 162(m) of the Code. The Compensation Committee of the Board of Directors shall constitute the Committee until otherwise determined by the Board of Directors.

          (h)   "Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Company and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

          (i)    "Company" means Polymer Group, Inc., a Delaware corporation, or any successor thereto.

          (j)    "Director" means any individual who is a member of the Board of Directors of the Company.

          (k)   "Disability" means, in the case of an Incentive Stock Option, a permanent and total disability as described in Section 22(e)(3) of the Code and determined by the Committee, and with respect to any other Award, except as otherwise expressly provided in an Award Agreement, a disability that would entitle a Participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

          (l)    "Employee" means any employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company or a Subsidiary are not considered Employees under the Plan.

          (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. References to any section or rule of the Exchange Act shall be deemed to include reference to any successor provision

          (n)   "Exempt Person" means (i) MatlinPatterson Global Opportunities Fund L.P., MatlinPatterson Global Opportunities Partners, L.P., MatlinPatterson Global Opportunities Partners B, L.P., Matlin Patterson LLC, MatlinPatterson Asset Management LLC, MatlinPatterson Global Advisers LLC, MatlinPatterson Global Opportunities Partners (Bermuda), L.P., MatlinPatterson Global Partners LLC and any of their respective affiliated entities; (ii) any person, entity or group under the control of any party included in clause (i); or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

          (o)   "Fair Market Value" of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the "Market") for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board and, with respect to an Option or SAR intended to be exempt from Section 409A of the Code, in a manner consistent with Section 409A of the Code.

          (p)   "Incentive Stock Option" or "ISO" means an option to purchase shares of Common Stock granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

          (q)   "Named Executive Officer" means a Participant who is considered a "covered employee" within the meaning of Section 162(m) of the Code.

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          (r)   "Nonqualified Stock Option" or "NSO" means an option to purchase shares of Common Stock granted under Article 6, and which is not intended or otherwise fails to meet the requirements of Section 422 of the Code.

          (s)   "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

          (t)    "Option Price" means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee in accordance with Article 6.

          (u)   "Participant" means a recipient of an Award under the Plan which Award is outstanding.

          (v)   "Performance Award" means an Award granted under Article 10 which is subject to the attainment of one or more Performance Goals during a Performance Period, as established by the Committee in its discretion.

          (w)  "Performance Goals" means the criteria and objectives designated by the Committee that must be met during the Performance Period as a condition of the Participant's receipt of a Performance Award, as described in Section 10.1(b) hereof.

          (x)   "Performance Period" means the period designated by the Committee during which the Performance Goals with respect to a Performance Award will be measured.

          (y)   "Plan" means this Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan, as amended from time to time.

          (z)   "Restricted Period" means the period beginning on the grant date of an Award of Restricted Stock and ending on the date the shares of Common Stock subject to such Award are no longer restricted and subject to forfeiture.

          (aa) "Restricted Stock" means a share of Common Stock granted in accordance with the terms of Article 8, which Common Stock is nontransferable and subject to a substantial risk of forfeiture and such other restrictions as determined by the Committee.

          (bb) "Restricted Stock Unit" means the right to receive a share of Common Stock (or the value of a share of Common Stock) in the future granted in accordance with the terms of Article 8, which right is nontransferable and subject to a substantial risk of forfeiture and such other restrictions as determined by the Committee.

          (cc) "SAR" means a stock appreciation right granted pursuant to Article 7.

          (dd) "Stock Award" means an equity-based award granted pursuant to Article 9.

          (ee) "Subsidiary" means a corporation, partnership, limited liability company, joint venture or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company; provided, that for purposes of Incentive Stock Options, Subsidiary means a "subsidiary corporation" within the meaning of Section 424(f) of the Code. Unless the Committee provides otherwise, for purposes of granting Options or SARs, an entity shall not be considered a Subsidiary if to do so would result in noncompliance with Section 409A of the Code.

          (ff)  "Ten Percent Stockholder" means a Participant who owns (directly or by attribution within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or a parent of the Company.

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ARTICLE 3.    ADMINISTRATION

        3.1    Authority of the Committee.    Subject to the provisions of the Plan, the Committee shall have full and exclusive power to select the individuals to whom Awards may from time to time be granted under the Plan; determine the size and types of Awards; determine the terms, restrictions and conditions of Awards in a manner consistent with the Plan (including, but not limited to, the number of shares of Common Stock subject to an Award, vesting or other exercise conditions applicable to an Award, the duration of an Award, whether an Award is intended to qualify as a Performance Award, and restrictions on transferability of an Award and any shares of Common Stock issued thereunder); construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; delegate administrative responsibilities under the Plan and (subject to the provisions of Article 13) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee, including accelerating the time any Option or SAR may be exercised, waiving restrictions and conditions on Awards and establishing different terms and conditions relating to the effect of a termination of employment. The Committee also shall have the absolute discretion to make all other determinations which may be necessary or advisable in the Committee's opinion for the administration of the Plan.

        3.2    Award Agreements.    Each Award granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee shall determine. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan, and incorporate any other terms and conditions, not inconsistent with the Plan, as may be directed by the Committee. Except to the extent prohibited by applicable law, the Committee may, but need not, require as a condition of any such Award Agreement's effectiveness that the Agreement be signed by the Participant.

        3.3    Rules for Foreign Recipients.    Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, amend or vary the terms of Awards under the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where a Participant is located or employed, to meet the goals and objectives of the Plan or to accommodate differences in laws, rules, regulations, customs or policies of such foreign jurisdictions; establish one or more sub-plans for these purposes; and establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions.

        3.4    Decisions Binding.    All determinations, decisions and interpretations made by the Committee pursuant to the provisions of the Plan and all related resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, the Company's stockholders, and Participants and their estates and beneficiaries.

        3.5    Indemnification.    In addition to such other rights they may have as Directors or members of the Committee, each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against any loss, cost, liability or expense (including settlement amounts paid with the approval of the Committee) that may be imposed upon or reasonably incurred by the Committee member in connection with or resulting from any claim, action, suit or proceeding in which the member may be a party or otherwise involved by reason of any action taken or failure to act under or in connection with the Plan or any Award, except with respect to matters as to which the Committee member has been grossly negligent or engaged in willful misconduct or as expressly provided by statute; provided, however, that the member shall give the Company an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it on the member's own behalf.

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ARTICLE 4.    STOCK SUBJECT TO THE PLAN; AWARD LIMITS

        4.1    Stock Available Under the Plan.    Subject to adjustments as provided in Section 4.3, the aggregate number of shares of Common Stock that may be issued pursuant to Awards under the Plan is 1,075,000 shares. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of the Company or shares purchased in the open market or otherwise. Shares of Common Stock covered by Awards which expire or are forfeited or canceled for any reason or which are settled in cash, or any such shares which are tendered or withheld in payment of the exercise price with respect to the Award or any taxes payable in connection with the Award, shall be available for further Awards under the Plan.

        4.2    Individual Award Limits.    Notwithstanding any provision in the Plan to the contrary, no individual Participant shall be granted, during any one calendar year, any Awards consisting of, covering or relating to in the aggregate more than 200,000 shares of Common Stock.

        4.3    ISO Limit.    The maximum number of shares of Common Stock that may be issued pursuant to ISOs under this Plan shall be 1,075,000 shares.

        4.4    Adjustments.    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or similar fundamental change in corporate capitalization affecting the Common Stock, the Committee shall make equitable and proportionate adjustments and/or substitutions, as applicable, to the maximum number and kind of shares of Common Stock which may be issued under the Plan set forth in Section 4.1, the number of shares of Common Stock subject to the individual Award limit set forth in Section 4.2, the number of shares of Common Stock subject to the ISO limit in Section 4.3, and the number, kind and price of shares of Common Stock subject to outstanding Awards granted under the Plan. In addition, the Committee, in its discretion, shall have the right to make such similar adjustments as described above in the event of any corporate transaction to which Section 424(a) of the Code applies or such other event which in the judgment of the Committee necessitates an adjustment as may be determined to be appropriate and equitable by the Committee. Adjustments under this Section 4.4 shall, to the extent practicable and applicable, be made in a manner consistent with the requirements of Sections 162(m) and 409A of the Code and, in the case of ISOs, Section 424(a) of the Code. Notwithstanding the foregoing, the number of shares of Common Stock subject to any Award shall always be a whole number and the Committee, in its discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an outstanding Award.

ARTICLE 5.    ELIGIBILITY AND PARTICIPATION

        Awards under the Plan may be granted to Employees as selected by the Committee. In determining the Employees to whom an Award shall be granted and the terms and conditions of such Award, the Committee may take into account any factors it deems relevant, including the duties of the individual, the Committee's assessment of the individual's present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Such determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. Subject to the Award limits set forth in Section 4.2, a Participant may be granted more than one Award under the Plan; however, a grant made hereunder in any one year to a Participant shall neither guarantee nor preclude a further grant to such Participant in that year or subsequent years.

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ARTICLE 6.    STOCK OPTIONS

        6.1    Stock Options.    Subject to the provisions of the Plan, the Committee may grant Options upon the following terms and conditions:

          (a)    Award Agreement.    Each grant of an Option shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Option pertains, whether the Option is an ISO or a NSO, the Option Price, the term of the Option, the conditions upon which the Option shall become vested and exercisable, the terms and conditions that shall apply to the Option upon a termination of employment and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. ISOs may be granted only to Employees of the Company or a Subsidiary.

          (b)    Option Price.    The Option Price per share of Common Stock shall be determined by the Committee, but shall not be less than the Fair Market Value per share of Common Stock on the date of grant of the Option. In the case of an ISO granted to a Ten Percent Stockholder, the Option Price per share of Common Stock shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an Option Price per share of Common Stock less than that set forth above if such Option is granted pursuant to an assumption of, or substitution for, another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (c)    Exercise of Options.    An Option shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Except as otherwise provided in the Award Agreement, the right to purchase shares of Common Stock under the Option that become exercisable in periodic installments shall be cumulative so that such shares of Common Stock (or any part thereof) may be purchased at any time thereafter until the expiration or termination of the Option.

          (d)    Option Term.    The term of an Option shall be determined by the Committee, but in no event shall an Option be exercisable more than ten years from the date of its grant or in the case of any ISO granted to a Ten Percent Stockholder, more than five years from the date of its grant.

          (e)    ISO Limitation.    To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which ISOs are exercisable for the first time during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000 per Participant or such other applicable limitation set forth in Section 422 of the Code or any regulations thereunder, such ISOs shall be treated as NSOs. The determination of which ISOs shall be treated as NSOs generally shall be based on the order in which such ISOs were granted and shall be made in accordance with applicable rules and regulations under the Code.

          (f)    Payment.    Options shall be exercised by the delivery of a written notice of exercise to the Company in the manner prescribed by the Committee, specifying the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by the aggregate Option Price for the shares of Common Stock. The aggregate Option Price shall be payable to the Company in full in cash or cash equivalents acceptable to the Company, or to the extent authorized by the Committee, by tendering previously acquired shares of Common Stock (or delivering a certification of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the shares of Common Stock either were purchased on the open market or have been held by the Participant for a period of at least six months (unless such six-month period is waived by the Committee)), a combination of the foregoing or any other means which the Company determines to be consistent with the Plan's

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  purpose and applicable law (including a "cashless exercise" as permitted under Regulation T of the Federal Reserve Board, subject to applicable securities law restrictions).

          (g)    Transfer Restrictions.    Except as otherwise set forth herein, Options may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and Options shall be exercisable during the Participant's lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant's guardian or legal representative in the event of the Participant's legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may provide in an Award Agreement that a Participant may transfer NSOs under certain circumstances and may impose conditions and limitations on any permitted transferability. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred NSOs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and Award Agreement relating to the expiration or termination of the NSOs). The NSOs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.

          (h)    No Stockholder Rights.    No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to the Participant's Option until the issuance of such shares to the Participant pursuant to the exercise of such Option.

ARTICLE 7.    STOCK APPRECIATION RIGHTS

        7.1    Grants of SARs.    Subject to the provisions of the Plan, the Committee may grant SARs upon the following terms and conditions:

          (a)    Award Agreement.    Each grant of a SAR shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the SAR pertains, the term of the SAR, the conditions upon which the SAR shall become vested and exercisable, the terms and conditions that shall apply to the SAR upon a termination of employment and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The Committee may grant SARs in tandem with or independently from Options.

          (b)    Initial Value of SARs.    The Committee shall assign an initial value to each SAR, provided that the initial value may not be less than the aggregate Fair Market Value on the date of grant of the shares of Common Stock to which the SAR pertains.

          (c)    Exercise of SARs.    A SAR shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Notwithstanding the foregoing, in the case of a SAR that is granted in tandem with an Option, the SAR may be exercised only with respect to the shares of Common Stock for which its related Option is then exercisable. The exercise of either an Option or a SAR that are granted in tandem shall result in the termination of the other to the extent of the number of shares of Common Stock with respect to which such Option or SAR is exercised.

          (d)    Term of SARs.    The term of a SAR granted independently from an Option shall be determined by the Committee, but in no event shall such a SAR be exercisable more than ten years from the date of its grant. A SAR granted in tandem with an Option shall have the same term as the Option to which it relates.

          (e)    Payment of SAR Value.    Upon the exercise of a SAR, a Participant shall be entitled to receive (i) the excess of the Fair Market Value on the date of exercise of the shares of Common

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  Stock with respect to which the SAR is being exercised, over (ii) the initial value of the SAR on the date of grant, as determined in accordance with Section 7.1(b) above. Notwithstanding the foregoing, the Committee may specify in an Award Agreement that the amount payable upon the exercise of a SAR shall not exceed a designated amount. The amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock of equivalent value, or a combination of cash and Common Stock as determined by the Committee and specified in the Award Agreement. A fractional share of Common Stock shall not be deliverable upon the exercise of a SAR, but a cash payment shall be made in lieu thereof.

          (f)    Nontransferability.    Except as otherwise set forth herein or in an Award Agreement, SARs granted under the Plan may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and SARs shall be exercisable during the Participant's lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant's guardian or legal representative in the event of the Participant's legal incapacity).

          (g)    No Stockholder Rights.    No Participant shall have any rights as a stockholder of the Company with respect to shares of Common Stock subject to a SAR until the issuance of shares (if any) to the Participant pursuant to the exercise of such SAR.

ARTICLE 8.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        8.1    Grants of Restricted Stock and Restricted Stock Units.    Subject to the provisions of the Plan, the Committee may grant Restricted Stock and/or Restricted Stock Units upon the following terms and conditions:

          (a)    Award Agreement.    Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares with respect to which the Restricted Stock or Restricted Stock Units are granted, the Restricted Period, the conditions upon or the time at which the Restricted Period shall lapse, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

          (b)    Purchase Price.    The Committee shall determine the purchase price, if any, to be paid for each share of Restricted Stock or each Restricted Stock Unit, subject to such minimum consideration as may be required by applicable law.

          (c)    Nontransferability.    Except as otherwise set forth in the Award Agreement, shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such shares and the satisfaction of any and all other conditions prescribed by the Committee.

          (d)    Other Restrictions.    The Committee may impose such conditions and restrictions on the grant or vesting of Restricted Stock and Restricted Stock Units as it determines, including but not limited to restrictions based upon the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives (including the Performance Goals described in Section 10.1(b)). The Committee may provide that such restrictions may lapse separately or in combination at such time or times and with respect to all shares of Restricted Stock and Restricted Stock Units or in installments or otherwise as the Committee may deem appropriate.

          (e)    Settlement of Restricted Stock Units.    After the expiration of the Restricted Period and all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapsed, the Participant shall be entitled to receive the then Fair Market Value of the shares of Common Stock

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  with respect to which the Restricted Stock Units were granted. Such amount shall be paid in cash, shares of Common Stock (which shares of Common Stock themselves may be shares of Restricted Stock) or a combination thereof as determined by the Committee and specified in the Award Agreement.

          (f)    Section 83(b) Election.    If a Participant makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant refraining from making an election under Section 83(b) of the Code.

          (g)    Termination of Employment.    Notwithstanding anything herein to the contrary and except as otherwise specified by the Committee in the Award Agreement, in the event of the Participant's termination of employment prior to the expiration of the Restricted Period, all shares of Restricted Stock and Restricted Stock Units with respect to which the applicable restrictions have not yet lapsed shall be forfeited.

          (h)    Stockholder Rights.

              (i)    Restricted Stock.    Except to the extent otherwise provided in the Award Agreement, a Participant that has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors, provided, that the Committee may require that any cash dividends shall be automatically reinvested in additional shares of Restricted Stock.

             (ii)    Restricted Stock Units.    A Participant shall have no voting or other stockholder rights or ownership interest in shares of Common Stock with respect to which Restricted Stock Units are granted. Notwithstanding the foregoing, the Committee may, in its discretion, provide in an Award Agreement that, if the Board of Directors declares a dividend with respect to the Common Stock, Participants shall receive dividend equivalents with respect to their Restricted Stock Units. Subject to Section 409A of the Code, the Committee may determine the form, time of payment and other terms of such dividend equivalents, which may include cash or Restricted Stock Units.

            (iii)    Adjustments and Dividends Subject to Plan.    With respect to any shares of Restricted Stock or Restricted Stock Units received as a result of adjustments under Section 4.3 hereof and also any shares of Common Stock, Restricted Stock or Restricted Stock Units that result from dividends declared on the Common Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8 except to the extent the Committee otherwise determines.

          (i)    Issuance of Restricted Stock.    A grant of Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Participant, containing such legends as the Committee deems appropriate and held in custody by the Company or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until (1) the expiration or termination of the Restricted Period for such shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee or (2) the forfeiture of such shares of Restricted Stock. The Committee may require a Participant to deliver to the Company one or more stock powers, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for the Company.

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ARTICLE 9.    STOCK AWARDS

        The Committee may grant other types of Stock Awards that are denominated or valued by reference to or consist of shares of Common Stock, including but not limited to the grant of shares of Common Stock or the right to acquire or purchase shares of Common Stock. Stock Awards shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Stock Award pertains, the form in which the Stock Award shall be paid and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

ARTICLE 10.    PERFORMANCE AWARDS

        10.1    Performance Awards.    Subject to the terms of the Plan (including the share limit in Section 4.2), the Committee may designate an Award of Restricted Stock or Restricted Stock Units or a Stock Award as a Performance Award based upon a determination that the Participant is or may become a Named Executive Officer and the Committee wishes such Awards to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code. Performance Awards shall be contingent upon the attainment of one or more Performance Goals. The provisions of this Article 10 shall control to the extent inconsistent with Articles 8 and 9 and such Performance Awards shall be subject to the following terms and conditions:

          (a)    Award Agreement.    Each grant of a Performance Award shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Performance Award pertains, the Performance Goals applicable to such Performance Award, the length of the Performance Period, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

          (b)    Performance Goals.    The Committee shall establish one or more Performance Goals for the Participant that are objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). Such Performance Goals must be established in writing by the Committee within ninety (90) days after the beginning of the Performance Period (or, if earlier, by the date on which 25% of the Performance Period has elapsed) or within such other time period prescribed by Section 162(m) of the Code and the regulations thereunder; provided, that achievement of the Performance Goals must be substantially uncertain at the time they are established. The Performance Goals shall be based on one or more of the following, as determined in the sole discretion of the Committee: (i) stock price; (ii) earnings per share (basic or diluted); (iii) net income; (iv) pre-tax operating income; (v) earnings (including after-tax earnings or earnings before or after any one or more of interest, taxes, depreciation and amortization) or a multiple of earnings; (vi) profits (including gross or net profits; after-tax profits or pre-tax profits); (vii) revenues; (viii) revenue growth; (ix) cash flow, free cash flow, cash flow return on investment, or net cash flow; (x) gross margins; (xi) financial return ratios; (xii) stockholder return; (xiii) return on equity; (xiv) return on investment; (xv) return on assets; (xvi) return on net assets; (xvii) return on capital; (xviii) reduction of debt; (xix) debt rating; (xx) debt to equity ratio; (xxi) debt to capitalization ratio; (xxii) consummation of debt offerings; (xxiii) consummation of equity offerings; (xxiv) sales; (xxv) expense reduction levels; (xxvi) growth in assets, sales or market share; (xxvii) share count reduction; or (xxviii) strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, customer satisfaction goals, cost targets, safety goals or goals relating to acquisitions or divestitures. Performance Goals may be expressed by reference to (1) one or more divisions, business units or Subsidiaries (provided, that a Performance Goal related to any such entity would satisfy the requirements of Section 162(m) of the Code); (2) the Company and/or its Subsidiaries as a whole, or (3) any combination of the foregoing. Performance Goals also may be

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  expressed by reference to the Participant's individual performance with respect to any of the foregoing criteria. Performance Goals may be expressed in such form as the Committee shall determine, including either in absolute or relative terms (including, but not by way of limitation, by relative comparison to other companies or other external measures), in percentages, in terms of growth over time or otherwise, provided that the Performance Goals meet the requirements hereunder. Performance Goals need not be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). The Committee may specify that the Performance Goals shall be determined either before or after taxes and shall be adjusted to exclude items such as (A) asset write-downs or impairment charges; (B) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, refinancing/restructuring of short term and/or long term debt, or other extraordinary non-recurring items; (C) litigation or claim expenses, judgments or settlements, or (D) changes in accounting principles or tax laws or other laws or provisions affecting reported results. The Committee also may establish subjective Performance Goals for Participants, provided that for Named Executive Officers, the subjective Performance Goals may be used only to reduce, and not increase, the Performance Award otherwise payable under the Plan. The Committee can establish other performance measures for Awards granted to Participants that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

          (c)    Payment.    Prior to the vesting, settlement, payment or delivery, as the case may be, of a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms of the Performance Award have been achieved or exceeded for the applicable Performance Period. In no event may the Committee waive achievement of the Performance Goal requirements for a Named Executive Officer except in its discretion in the case of the death or Disability of the Participant or as otherwise provided in Article 11 with respect to a Change in Control.

          (d)    Code Section 162(m).    The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Performance Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations thereunder.

ARTICLE 11.    ASSUMPTION OF AWARDS; CHANGE IN CONTROL

        11.1    Assumption of Awards.    In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur and subject to Section 11.2 below, all of the Company's obligations regarding Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed or substantially equivalent awards shall be substituted by the surviving or continuing corporation.

        11.2    Change in Control.

        (a)    Options and SARs.    Notwithstanding any other provision of the Plan, all outstanding Options and SARs shall become fully vested and exercisable immediately prior to the consummation of a Change in Control. In connection with any transaction of the type specified by clause (iii) of the definition of Change in Control in Section 2.1, the Committee may, in its discretion, (i) cancel any or all outstanding Options and SARs under the Plan in consideration for a cash payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their Options and SARs had been fully exercised immediately prior to such transaction (assuming for the purpose of the Section 11.2(a) that the SARs otherwise

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were to be settled in shares of Common Stock), less (in the case of Options) the aggregate exercise price that would have been payable by the holder therefor; or (ii) if, in the case of Options, the amount that would have been payable to the holders thereof pursuant to such transaction if their Options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, or in the case of SARs, no amount would have been payable upon exercise thereof (pursuant to Section 7.1(e)), cancel any or all such Options and SARs for no consideration or payment of any kind.

        (b)    Restricted Stock, Restricted Stock Units and Stock Awards.    Except as otherwise provided by the Committee, all outstanding Awards of Restricted Stock, Restricted Stock Units and Stock Awards (including those that have been designated as Performance Awards) shall be deemed vested, all applicable restrictions shall be deemed lapsed, all terms and conditions shall be deemed satisfied and the Restricted Period with respect thereto shall be deemed to have ended immediately prior to the consummation of a Change in Control.

ARTICLE 12.    CERTAIN OTHER PROVISIONS APPLICABLE TO AWARDS

        12.1    Restrictions on Transferability.    Except as otherwise provided herein or in an Award Agreement, no Award or any shares of Common Stock subject to an Award which have not been issued, or as to which any applicable restrictions have not lapsed, may be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner. Any attempt to transfer an Award or such shares of Common Stock in violation of the Plan or an Award Agreement shall relieve the Company and its Subsidiaries from any obligations to the Participant thereunder.

        12.2    Termination of Employment.    Except as otherwise provided herein with respect to Performance Awards, the Committee shall have the authority and discretion to specify in an Award Agreement the terms and conditions that shall apply to an Award upon a Participant's termination of employment for any reason.

        12.3    Special Condition and Forfeiture Provisions.    The Committee may provide in an Award Agreement that a Participant's rights, payments and benefits with respect to an Award, including the right to receive an Award, to exercise an Award, to retain an Award or other Awards, to retain cash or Common Stock acquired in connection with an Award and/or to retain the profit or gain realized by the Participant in connection with an Award shall be contingent upon compliance with certain conditions, including without limitation restrictive covenants relating to competitive activities; confidentiality of information; non-solicitation of employees, customers, suppliers or others; cooperation in litigation, non-disparagement of the Company, its Subsidiaries and their officers, directors and employees; and such other restrictions and covenants specified by the Committee.

ARTICLE 13.    AMENDMENT, SUSPENSION AND TERMINATION

        13.1    Amendment, Suspension and Termination of Plan.    The Board may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, that no amendment, suspension or termination shall be effective unless approved by the stockholders of the Company (a) to the extent stockholder approval is necessary to satisfy the applicable requirements of the Code (including, but not limited to, Sections 162(m) and 422 thereof), the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or securities exchange listing requirements or any other law or regulation; (b) if such amendment is intended to allow the Option Price of outstanding Options to be reduced by repricing or replacing such Options; or (c) to the extent the Board determines, in its discretion, that stockholder approval is necessary or desirable, even if such stockholder approval is not expressly required by the Plan or applicable law or regulation. Unless sooner terminated by the Board, the Plan shall terminate ten years from the date the plan was originally adopted by the Board on April 22, 2008. No further Awards may be granted after the

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termination of the Plan, but the Plan shall remain effective with respect to any outstanding Awards previously granted. No amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Participant under any outstanding Award without the Participant's consent.

        13.2    Amendment of Awards.    Subject to Section 13.1 above, the Committee may at any time amend the terms of an Award previously granted to a Participant, but no such amendment shall adversely affect in any material way the rights of the Participant without the Participant's consent except as otherwise provided in the Plan.

        13.3    Section 409A and Compliance Amendments.    Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and/or the Committee may amend any outstanding Award in any respect it deems necessary or advisable to comply with applicable law without obtaining a Participant's consent, including but not limited to reforming (including on a retroactive basis, if applicable) any terms of an outstanding Award to comply with or meet an exemption from Section 409A of the Code and applicable regulations and guidance issued thereunder.

ARTICLE 14.    WITHHOLDING

        14.1    Tax Withholding in General.    The Company shall have the power and the right to deduct or withhold from cash payments or other property to be paid to the Participant, or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state, local and/or any other taxes (including the Participant's FICA obligation) required by applicable law to be withheld with respect to any taxable event arising in connection with an Award under this Plan. The Company shall not be required to issue any shares of Common Stock or settle any Awards payable hereunder until such withholding requirements have been satisfied.

        14.2    Share Withholding and Remittance.    With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder which are to be paid in the form of shares of Common Stock, the Company may withhold from an Award, or the Participant may remit, subject to applicable law (including Rule 16b-3 under the Exchange Act), shares of Common Stock having a Fair Market Value on the date the tax is to be determined of no more than the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in accordance with procedures established by the Committee and/or the Company. Notwithstanding the foregoing, the Committee and/or the Company shall have the right to restrict a Participant's ability to satisfy tax obligations through share withholding as they may deem necessary or appropriate.

ARTICLE 15.    GENERAL PROVISIONS

        15.1    Restrictions on Stock Ownership/Legends.    The Committee, in its discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired pursuant to the exercise of an Option or SAR or in connection with any other Award under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Participant is otherwise vested in such Common Stock. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable and the Committee may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.

        15.2    No Employment Rights.    Nothing in the Plan or any Award Agreement shall confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary nor interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant's employment by, or performance of services for, the Company or Subsidiary at any time for any reason.

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        15.3    No Participation Rights.    No person shall have the right to be selected to receive an Award under this Plan and there is no requirement for uniformity of treatment among Participants.

        15.4    Unfunded Plan.    To the extent that any person acquires a right to receive Common Stock or cash payments under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company or a Subsidiary. Neither the Company nor any Subsidiary shall be required to segregate any specific funds, assets or other property with respect to any Awards under this Plan.

        15.5    Requirements of Law.    The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Participants who are subject to Section 16 of the Exchange Act, this Plan is intended to comply with all provisions of Rule 16b-3 or any successor rule under the Exchange Act, unless determined otherwise by the Committee.

        15.6    Approvals and Listing.    The Company shall not be required to grant, issue or settle any Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Company's Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental or regulatory body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any recipient of an Award make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.

        15.7    Compliance with Code Section 162(m).    It is intended that the Plan comply fully with and meet all of the requirements of Section 162(m) of the Code with respect to Options and SARs granted hereunder. At all times when the Committee determines that compliance with the performance-based compensation exception under Section 162(m) of the Code is required or desired, all Performance Awards granted under this Plan also shall comply with the requirements of Section 162(m) of the Code, and the Plan must be resubmitted to the stockholders of the Company as necessary to enable Performance Awards to qualify as performance-based compensation thereunder (which rules currently require that the stockholders reapprove the Plan no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan). In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may make any adjustments it deems appropriate. The Committee may, in its discretion, determine that it is advisable to grant Awards that shall not qualify as "performance-based compensation" and may grant Awards without satisfying the requirements of Section 162(m) of the Code.

        15.8    Compliance with Code Section 409A.    It is generally intended that the Plan and all Awards hereunder either comply with or meet the requirements for an exemption from Section 409A of the Code and the Plan shall be operated and administered accordingly. No Award (or modification thereof) shall provide for a deferral of compensation (within the meaning of Section 409A of the Code) that does not comply with Section 409A of the Code and the Award Agreement shall incorporate the terms and conditions required by Section 409A of the Code, unless the Committee, at the time of grant (or modification, as the case may be), specifically provides that the Award is not intended to comply with

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Section 409A of the Code. Notwithstanding any other provisions of the Plan or any Award Agreement, the Company does not guarantee to any Participant (or any other person with an interest in an Award) that the Plan or any Award hereunder complies with or is exempt from Section 409A, and shall not have any liability to or indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure under Section 409A.

        15.9    Other Corporate Actions.    Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.

        15.10    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

        15.11    Severability.    The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Committee may elect in its discretion to construe such invalid or unenforceable provision in a manner which conforms to applicable law or as if such provision was omitted.

        15.12    Governing Law.    To the extent not preempted by federal law, the Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

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 ANNEX II

AMENDED AND RESTATED POLYMER GROUP, INC.
2004 RESTRICTED STOCK PLAN

1.     Purpose.

        This plan shall be known as the Amended and Restated Polymer Group, Inc. 2004 Restricted Stock Plan (the "Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of Polymer Group, Inc. (the "Company") and its Subsidiaries by providing certain directors of the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company. Only grants of restricted stock may be made under the Plan.

2.     Definitions.

        (a)   "Board of Directors" and "Board" mean the board of directors of the Company.

        (b)   "Cause" means the occurrence of one or more of the following events:

          (i)    Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

          (ii)   A breach of Executive's duty of loyalty to the Company or any of its Subsidiaries or any act of dishonesty or fraud with respect to the Company or any of its Subsidiaries; or

          (iii)  The commission by Executive of a felony, a crime involving moral turpitude or other act or omission causing material harm to the standing and reputation of the Company and its Subsidiaries; or

          (iv)  Reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or economic harm; or

          (v)   Any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or detriment of the Company and its Subsidiaries

        (c)   "Change in Control" means the occurrence of one of the following events:

          (i)    if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, other than an acquisition by an Exempt Person; or

          (ii)   during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

          (iii)  the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which

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  the corporate existence of the Company is not affected and following which the Company's chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

          (iv)  the consummation of a plan of complete liquidation of the Company or consummation of the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person.

        (d)   "Code" means the Internal Revenue Code of 1986, as amended.

        (e)   "Committee" means the Restricted Stock Committee of the Board, which shall consist solely of two or more members of the Board not entitled to receive grants of restricted stock under the Plan.

        (f)    "Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

        (g)   "Disability" means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee.

        (h)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (i)    "Exempt Person" means (i) MatlinPatterson Global Opportunities Fund L.P., MatlinPatterson Global Opportunities Partners, L.P., MatlinPatterson Global Opportunities Partners B, L.P., Matlin Patterson LLC, MatlinPatterson Asset Management LLC, MatlinPatterson Global Advisers LLC, MatlinPatterson Global Opportunities Partners(Bermuda), L.P., MatlinPatterson Global Partners LLC and any of their respective affiliated entities, (ii) any person, entity or group under the control of any party included in clause (i), or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

        (j)    "Fair Market Value" of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the "Market") for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

        (k)   "Non-Employee Director" has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

        (l)    "Retirement" means retirement as defined under any Company pension plan or retirement program or termination of one's employment on retirement with the approval of the Committee.

        (m)  "Subsidiary" means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.     Administration

        The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term "Committee" shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the

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Committee shall be authorized to (i) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (ii) certify that the conditions and restrictions applicable to any grant have been met, (iii) modify the terms of grants made under the Plan, (iv) interpret the Plan and grants made thereunder, and (iv) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute.

        The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company's general creditors.

4.     Shares Available for the Plan

        Subject to adjustments as provided in Section 10, an aggregate of 300,000 shares of Common Stock (the "Shares") may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan becomes unexercisable or is forfeited as to any Shares, then such forfeited or withheld Shares shall thereafter be available for further grants under the Plan.

        Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 11 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new shares of restricted stock containing terms more (or less) favorable than any outstanding restricted shares.

5.     Participation

        Participation in the Plan shall be limited to the directors (including Non-Employee Directors), of, the Company and its Subsidiaries. Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the employ as a director of or in the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

        Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant to such participant in that year or subsequent years.

6.     Restricted Stock

        The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall

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specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 6), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

        Unless otherwise determined by the Committee, each Non-employee Director of the Company that is also not affiliated with an Exempt Person (as defined on January 1, 2004), shall be entitled to receive a grant of restricted shares each fiscal quarter, beginning with the fiscal quarter ending April 3, 2004. The number of shares to be granted will be based on the formula of (x) $2,500 divided by (y) the average closing price of the Class A Common Stock for each trading day in the 15 trading day period ending on the last day of each fiscal quarter. Each grant will be made promptly after the end of such fiscal quarter.

        The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant's behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefore. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant's restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

        Except as otherwise provided by the Committee, immediately prior to the consummation of a Change in Control, or at such time as a participant ceases to be a director of the Company and its Subsidiaries due to death, Disability or Retirement during any period of restriction, all restrictions on Shares granted to such participant shall lapse. At such time as a participant ceases to be a director of the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant which have not vested shall be immediately forfeited to the Company.

7.     Withholding Taxes.

        (a)   Participant Election.    Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares granted) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld will be the Fair Market Value as of the date the amount of tax to be withheld is determined.

        (b)   Company Requirement.    The Company may require, as a condition to any grant under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 7(a) or this Section 7(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including normal directors fees) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any delivery of Shares under the Plan.

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8.     Transferability.

        Unless the Committee determines otherwise, no Shares granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution prior to the date the restrictions on the Shares lapse, or, subject to the provision of Section 5 of the form of grant, to any of your Family Members by gift or a qualified domestic relations order as defined by the Code.

9.     Listing, Registration and Qualification.

        If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares is necessary or desirable as a condition of, or in connection with, the issue of Shares hereunder, no such Shares may be granted, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

10.   Adjustments.

        In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4). Any such adjustment shall be final, conclusive and binding for all purposes of the Plan.

11.   Amendment and Termination of the Plan.

        The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

12.   Commencement Date; Termination Date.

        The plan was originally adopted by the Board of Directors on March 31, 2004 and became effective with the requisite approval of the Company's stockholders at the 2004 Annual Meeting of Stockholders. The Board of Directors adopted this amended and restated plan on March 26, 2009 which shall be effective as of May 22, 2009, subject to the requisite approval of the Company's stockholders at the 2009 Annual Meeting of Stockholders.

        Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on January 1, 2014. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of Shares theretofore granted under the Plan.

13.   Severability.

        Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

14.   Governing Law.

        The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

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0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POLYMER GROUP, INC. 9335 HARRIS CORNERS PARKWAY, SUITE 300 CHARLOTTE, NORTH CAROLINA 28269 2009 ANNUAL MEETING OF STOCKHOLDERS The undersigned hereby appoints ROBERT J. KOCOUREK and DANIEL L. RIKARD (collectively, the “Proxies”), and each of them, proxies, with full power of substitution and revocation, acting by majority of those present and voting or if only one is present and voting then that one, to vote the stock of Polymer Group, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held May 22, 2009 and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, with respect to the following: (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF POLYMER GROUP, INC. May 22, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.polymergroupinc.com (found on Investor Relations page). Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: Ramon Betolaza Elizabeth A. Fessenden Veronica M. Hagen Keith B. Hall William B. Hewitt James A. Ovenden Mark R. Patterson Charles E. Volpe 2. To approve the Amended and Restated Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan. 3. To approve the Amended and Restated Polymer Group, Inc. 2004 Restricted Stock Plan. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the 2009 Annual Meeting of Stockholders and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If signed and no direction is given for any item, this proxy will be voted FOR the slate of directors described herein, FOR the approval of the Amended and Restated Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan, FOR the approval of the Amended and Restated Polymer Group, Inc. 2004 Restricted Stock Plan, and, with respect to any other business as may properly be brought before the Annual Meeting and any adjournments thereof, in accordance with the judgment of the person or persons voting on such matter or matters. Please return your executed form as soon as possible in the envelope provided to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” APPROVAL OF THE AMENDED AND RESTATED POLYMER GROUP, INC. 2008 LONG-TERM STOCK INCENTIVE PLAN AND “FOR” APPROVAL OF THE AMENDED AND RESTATED POLYMER GROUP, INC. 2004 RESTRICTED STOCK PLAN PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20833000000000000000 1 052209 FOR AGAINST ABSTAIN

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POLYMER GROUP, INC. NOTICE OF 2009 ANNUAL MEETING AND PROXY STATEMENT
POLYMER GROUP, INC. 9335 Harris Corners Parkway, Suite 300 Charlotte, North Carolina 28269
NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 22, 2009
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 22, 2009
THIS PROXY STATEMENT IS AVAILABLE AT WWW.POLYMERGROUPINC.COM (FOUND ON OUR INVESTOR RELATIONS PAGE).
YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 AMENDED AND RESTATED POLYMER GROUP, INC. 2008 LONG-TERM STOCK INCENTIVE PLAN
PROPOSAL 3 AMENDED AND RESTATED POLYMER GROUP, INC. 2004 RESTRICTED STOCK PLAN
OTHER BUSINESS
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
EXECUTIVE COMPENSATION
2008 GRANTS OF PLAN-BASED AWARDS
2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
2008 OPTION EXERCISES AND STOCK VESTED
2008 DIRECTOR COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
SOLICITATION AND EXPENSES OF SOLICITATION
STOCKHOLDER PROPOSALS FOR OUR 2010 ANNUAL MEETING
ADDITIONAL INFORMATION
  ANNEX I
  ANNEX II